Final Execution Version

LIMITED LIABILITY COMPANY AGREEMENT

OF

DEWIND SWI WIND FARMS, LLC

A Delaware Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT
OF
DEWIND SWI WIND FARMS, LLC
A Delaware Limited Liability Company

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

i

4.08	Developer Fees	40

ARTICLE V DISTRIBUTIONS AND ALLOCATIONS		41
5.01	Distributions	41
5.02	Intentionally Deleted	42
5.03	Allocations	42
5.04	Calculation of Flip Point	47
5.05	Varying Interests	49

ARTICLE VI MANAGEMENT		49
6.01	Management by Members	49
6.02	Management Committee	49
6.03	Management of Company Affairs	52
6.04	Standards of Performance and Conflicts of Interest	55
6.05	Indemnification	57
6.06	Officers; Day-to-Day Management	58
6.07	Budgets	60
6.08	Members Right to Act in Certain Circumstances	60
6.09	HSSE Standards	60
6.10	Construction Management	60
6.11	Operations and Maintenance Agreement	60
6.12	Project Administration and Development Services Agreement	60
6.13	Employees	60

ARTICLE VII TAXES		61
7.01	Tax Returns	61
7.02	Tax Elections	61
7.03	Tax Matters Member	62

ARTICLE VIII BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS		62
8.01	Maintenance of Books	62
8.02	Reports	63
8.03	Bank Accounts	63

ARTICLE IX DISSOLUTION, WINDING-UP AND TERMINATION		63
9.01	Dissolution	63
9.02	Winding-Up and Termination	63
9.03	Certificate of Cancellation	64

ARTICLE X BUY-SELL PROVISIONS		64
10.01	Buy-Sell on Deadlock	64
10.02	Dispute Resolution of Buy-Sell on Deadlock	66

ARTICLE XI GENERAL PROVISIONS		66
11.01	Member Marks	66
11.02	Notices	66
11.03	Entire Agreement; Superseding Effect	67

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

ii

11.04	Effect of Waiver or Consent	67
11.05	Amendment or Restatement	67
11.06	Binding Effect	67
11.07	Governing Law; Severability	67
11.08	Further Assurances	68
11.09	Waiver of Certain Rights	68
11.10	Limitation of Liability	68
11.11	Dispute Resolution Procedures	68
11.12	Counterparts	68
11.13	Third Party Rights	68

EXHIBITS:

A	Members and Contributions
B	(Intentionally deleted.)
C	Form of Certificate
D	Dispute Resolution Procedures
E	Officers
F	Default Notice
G	Turbine Supply Agreements

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

iii

LIMITED LIABILITY COMPANY AGREEMENT
OF
DEWIND SWI WIND FARMS, LLC
A Delaware Limited Liability Company

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of DEWIND SWI WIND FARMS, LLC (the “Company”), executed as of October 6, 2008 (the “Effective Date”), is adopted, executed and agreed to by DEWIND ENERGY DEVELOPMENT COMPANY, LLC, a Nevada limited liability company (“DeWind”) and HIGHER PERPETUAL ENERGY, LLC, a Texas limited liability company (“Higher Perpetual”). Higher Perpetual and DeWind are sometimes collectively referred to herein as the “Parties.”

RECITALS

A.           The Company was formed on September 2, 2008 (the “Formation Date”) by filing a Certificate of Formation (the “Delaware Certificate”) with the Delaware Secretary of State.

B.           The purpose of the Company, as more fully set forth herein, is to develop, own, finance, refinance and operate or cause to be operated the Wind Farms (as defined herein) indirectly through one or more subsidiaries that the Company plans to form (each, a “Sub”, and collectively, the “Subs”).

C.           Pursuant to the Capital Contribution Agreement (as defined herein), DeWind has contributed the DeWind Contributed Assets (as defined herein) and Higher Perpetual has contributed the Higher Perpetual Contributed Assets (as defined herein).

D.           Pursuant to the Developer Agreement (as defined herein) each of Higher Power and Perpetual is to perform certain services for the Company on behalf of Higher Perpetual.

E.           The Parties desire to enter into this Agreement to with respect to various matters relating to the Company.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE I

DEFINITIONS

1.01           Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below (and grammatical variations of such terms have correlative meanings):

Act – means the Delaware Limited Liability Company Act.

Activities – has the meaning set forth in Section 6.04(b).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Accrued Preferred Return – means a return of plus fifteen percent (15%) per annum, compounded annually, paid on Capital Contributions other than the DeWind Capital Contributions, the Higher Perpetual Capital Contributions and Turbine Contributions from the date such Capital Contribution is made by contributing Member to but excluding the date that such Capital Contribution is distributed to such Member, subject to adjustment in accordance with this Agreement.

Adjusted Capital Account – means, with respect to any Member for any period, such Member’s Capital Account as of the end of such period, after giving effect to the following adjustments:

(a)           Increase such Capital Account by any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)           Decrease such Capital Account by the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6).

The adjustments in this definition of Adjusted Capital Account are intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Administrator – means DeWind or its Affiliate, as Administrator pursuant to the Project Administration and Development Services Agreement and this Agreement, or such other Person as the Management Committee shall designate from time to time.

Advisors – has the meaning set forth in Section 3.06(a)(i).

Affected Wind Farm– has the meaning set forth in Section 4.08.

Affiliate – means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with that first Person. Notwithstanding the foregoing, neither the Company nor the Subs shall be considered an Affiliate of DeWind or Higher Perpetual for purposes of this Agreement.

Aggregate Expected Capacity – means until the determination of the Expected Capacity for all Wind Farms in accordance with Section 4.07, 620 MWs, and after such determination, the aggregate amount of Expected Capacity so determined.

Agreement – has the meaning set forth in the introductory paragraph.

Approved Budget – means, for each Wind Farm, the total capital budget, including any contingency set forth therein, or operating budget and funding schedule for the payment of costs to develop, construct, startup and finance such Wind Farm. Any Approved Budget may be approved, amended, supplemented or modified by the Management Committee from time to time, and as so amended, may be deposited in the records of the Company.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Approved Operating Budget – has the meaning set forth in Section 6.07.

Approved Project Costs – means, for each Wind Farm, the costs of the Company to develop, construct, startup, and finance such Wind Farms as set forth in the Approved Budget for such Wind Farm.

Assignee – means any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(f).

Assignment Documents – means the following: (i) Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and LP1 Sub; (ii) Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and LP2 Sub; (iii) Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and Big Pringle Sub; (iv) Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and Palo Duro Sub; (v) Assignment and Assumption Agreement to be entered into by and between Higher Power Sub II and LP1 Sub, and to be consented to and acknowledged by Hutchinson County, acting through its Commissioners Court, of that certain Tax Abatement Agreement dated August 15, 2008, between Higher Power Sub II and Hutchinson County, acting through its Commissioners Court; (vi) Assignment and Assumption Agreement to be entered into by and between Higher Power Sub I and LP2 Sub, and to be consented to and acknowledged by Hutchinson County, acting through its Commissioners Court, of that certain Tax Abatement Agreement dated August 15, 2008, between Higher Power Sub I and Hutchinson County, acting through its Commissioners Court; (vii) Assignment Agreement, dated on or about the Effective Date, by and between Higher Power Sub II and LP1 Sub; and (viii) Assignment Agreement, dated on or about the Effective Date, by and between Higher Power Sub I and LP2 Sub and other agreements or instruments transferring assets or property to the Company or the Subs contemplated by the Capital Contribution Agreement or this Agreement.

Assumptions – has the meaning set forth in Section 4.01(c).

Baker – has the meaning set forth in the definition of Baker Assets.

Baker Assets – Development Assets and Rights, including, without limitation, the rights described on Exhibit E attached hereto for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Baker to be located on real property of approximately 378 acres in the Counties of Haskell and Throckmorton, Texas, at Latitude: 33' 18.47N, Longitude: 99' 28.73W (“Baker”).

Baker Sub – means the Sub owning the Baker Assets.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Bankruptcy or Bankrupt – means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s assets; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and one hundred and twenty (120) Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s assets has been appointed and ninety (90) Days have expired without the appointment’s having been vacated or stayed, or ninety (90) Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

Big Pringle – means the Wind Farm to be located at Big Pringle (19 miles southwest of Spearman, Texas) intended to have 200 MW of generating capacity.

Big Pringle Sub – means BigPringle, LLC, a Delaware limited liability company.

Business Day – means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the States of New York or Texas are required or permitted by Law to be closed.

BOP – means balance of plant for any Wind Farm.

Buyout PSA – has the meaning set forth in Section 10.01(d).

Buy/Sell Offer – has the meaning set forth in Section 10.01(c).

Capital Account – means the account to be maintained by the Company for each Member in accordance with Section 4.06.

Capital Call – means a written request from the Administrator to a Member, in accordance with the Approved Budgets, or as approved by the Management Committee pursuant to the terms of this Agreement, for the making of additional Capital Contributions, at such times and in such amounts as are necessary for the timely payment of Cash Requirements.

Capital Contribution – means, with respect to any Member, the amount of money and the value of any assets (other than money), as agreed by the Members, contributed to the Company by the Member.

Capital Contribution Agreement – means the Conveyance and Contribution Agreement dated on or about the Effective Date, among DeWind, Higher Power, Perpetual, Higher Perpetual, LP1 Sub, LP2 Sub, Big Pringle Sub, Palo Duro Sub and the Company.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Cash Equivalents – means any of the following having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the Laws of the United States or any State thereof and has combined capital and surplus of at least one billion dollars ($1,000,000,000) or (c) commercial paper issued by any corporation organized under the Laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investor Service, Inc. (or any successor thereto) or “A-1” (or the then equivalent grade) by Standard & Poor’s Rating Group, a division of Standard & Poor’s Corporation (or any successor thereto).

Cash Requirements – means, as of the date of determination, cash required by the Company for (a) payment of Approved Project Costs then due or to become due in the ordinary course in the following thirty (30) Days, or reimbursement of Approved Project Costs previously incurred and not then paid, (b) other costs and expenses of constructing, financing, owning and operating the Wind Farms then due or to become due in the ordinary course in the following thirty (30) Days, in accordance with the applicable Approved Budget, or as otherwise approved by the Management Committee, and (c) additional Capital Contributions required in the applicable Approved Budget in connection with the conversion of any construction financing to permanent financing to repay or prepay any amount of the financing theretofore advanced for funding of costs of construction of the Wind Farms and other Approved Project Costs.

Certificates – has the meaning set forth in Section 2.08.

Claim – means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

Closing Date – means the date upon which the conditions set forth in Section 4.01(d) shall have been satisfied or waived.

Code – means the Internal Revenue Code of 1986, as amended.

Company – has the meaning set forth in the introductory paragraph.

Company Minimum Gain – has the meaning set forth with respect to the term “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

Company Response Period – has the meaning set forth in Section 3.03(b)(ii).

Confidential Information – means, collectively and individually (as may be required by context), (a) the terms of the Transaction Documents, (b) information, data and results generated or acquired by or on behalf of the Company or the Subs as a result of the Company or the Subs conducting its operations, business and affairs, including agreements and permits of the Company and the Subs, (c) proceedings and documents related to the functioning of the Management Committee (including minutes of meetings and decisions adopted by the committee), and (d) any data, information, materials and reports furnished pursuant to this Agreement relating to the Company and the Subs and their respective business and affairs, whether furnished verbally, in writing or in electronic form. Notwithstanding the foregoing, Confidential Information does not include any information that the Member that wants to disclose such information can demonstrate, if required, (i) is publicly available as of the proposed date of disclosure, or that later becomes publicly available, in each case through no action by such Member or its advisors in violation of this Agreement or (ii) is lawfully received from any source other than the Company, the other Member, the other Member’s Affiliates, and its and their advisors and not subject to an obligation of confidentiality.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Construction Management Agreement – means, for each Wind Farm, the Construction Management Agreement entered into between the Subs and Construction Manager for the management of the construction of such Wind Farm.

Construction Manager – means DeWind or its Affiliate, as Construction Manager pursuant to a Construction Management Agreement and this Agreement, or such other Person as the Management Committee shall designate from time to time.

Contributing Member – has the meaning set forth in Section 4.03(a).

Contribution Percentage – means, (a) before the Flip Point, in the case of DeWind, 51%, and in the case of Higher Perpetual, 49% and (b) from and after the Flip Point, in the case of each Member, 50%, minus any net decrease or plus any net increase, as the case may be, in such Member’s aggregate net Sharing Ratio Offset during the period from the date of this Agreement to the date the Flip Point occurs.

Control, Controlling, or Controlled – means the possession, directly or indirectly and whether acting alone or in conjunction with others, of the authority to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Credit Support – means equity contribution agreements and letters of credit and other such guarantees, comfort letters, “keep whole” agreements, bonds or other financial security arrangements or credit support arrangements as may be reasonably acceptable to the applicable Member or its Affiliates, or in the case of any Credit Support to be delivered in connection with a Financing contemplated by a Funding Plan, as determined by the Management Committee approval of such Financing.

Day – means a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

Deadlock – has the meaning set forth in Section 10.01(a)(iii).

Default – has the meaning set forth in Section 4.03(c).

Default Notice – has the meaning set forth in Section 4.03(c).

Default Rate – means a rate per annum equal to the lesser of (a) a varying rate per annum equal to the sum of (i) the prime rate as published in The Wall Street Journal, with adjustments in that varying rate to be made on the same date as any change in that rate is so published, plus (ii) three percent (3%) per annum, and (b) the maximum rate permitted by Law.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Defaulted Contribution – has the meaning set forth in Section 4.03(c).

Defaulting Non-Contributing Members – has the meaning set forth in Section 4.03(b).

Delaware Certificate – has the meaning set forth in the Recitals.

Developer Agreement – means the Developer Agreement dated on or about the Effective Date entered into between Higher Perpetual, Higher Power, Perpetual, the Company and DeWind.

Developer Fees – has the meaning assigned to such term in the Developer Agreement.

DeWind – has the meaning set forth in the introductory paragraph.

DeWind, Inc. – means DeWind, Inc., a Nevada corporation.

DeWind Capital Contribution – means the Capital Contribution made by or on behalf of DeWind, consisting of the DeWind Contributed Assets having an agreed value as set forth on Exhibit A hereto.

DeWind Contributed Assets – means the assets and properties contributed to the capital of the Company by or on behalf of DeWind and described on Exhibit A.

DeWind Disposition – has the meaning set forth in Section 3.03(i).

Dispose, Disposing or Disposition – means, with respect to any asset or any equity interest (including stock, share, partnership interest, membership interest or any other equity interest (each an “equity interest”)) of any Person, a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset or equity interest, whether such disposition be voluntary, involuntary or by operation of Law and a pledge of an equity interest (and any foreclosure thereof) including the events described in Section 3.03(e).

Disposing Member – has the meaning set forth in Section 3.03(b).

Disposition Notice – has the meaning set forth in Section 3.03(b).

Dispute – means any controversy, Claim or dispute that arises out of or in connection with this Agreement, including the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement, whether the same is based on rights, privileges or interests recognized by or based upon statute, contract, agreement (whether written or oral), tort, common law or other Law, including Claims brought by the Members or Perpetual.

Dissolution Event – has the meaning set forth in Section 9.01.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Distributable Cash – means, as of any date, all cash, cash equivalents and liquid investments (excluding the proceeds of Capital Contributions and loans made to the Company) held by the Company as of such date less all reasonable reserves that (a) were expressly included in the Approved Budgets, (b) are necessary to prevent or mitigate an emergency situation, (c) are established with the prior written consent of the Management Committee, or (d) are necessary to allow the Company to meet expenses that are clearly identified and expected with reasonable certainty to become due within three (3) months from the date of determination, and which are not included in the Approved Budgets.

Drag Along Notice – has the meaning set forth in Section 3.03(d)(ii).

Drag Along Purchaser – has the meaning set forth in Section 3.03(d)(i).

Drag Along Sale – has the meaning set forth in Section 3.03(d)(i).

Drag Along Seller – has the meaning set forth in Section 3.03(d)(i).

Effective Date – has the meaning set forth in the introductory paragraph.

Emergency Loan – has the meaning set forth in Section 4.05.

Encumber, Encumbering, or Encumbrance – any lien (statutory or otherwise), mortgage, deed of trust, claim, option, right to purchase, right to obtain, lease, easement, charge, pledge, security interest, hypothecation, assignment, use restriction or other encumbrance of any kind or nature whatsoever, whether voluntary or involuntary, choate or inchoate (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement).

Expected MWs – means the number of megawatts of wind powered generation facilities reasonably expected to be developed with the applicable power purchase agreements or other offtake arrangements by the date that is 36 months after the Effective Date, which shall be the number of megawatts indicated below until otherwise determined in accordance with Section 4.07(b):

WIND FARM EXPECTED INSTALLED CAPACITY (MWs)

Little Pringle 1	10

Little Pringle 2	10

Big Pringle	200

Palo Duro	400

Financing – means debt incurred, debt securities issued, or obligations incurred, by the Company as approved by the Management Committee, in each case the proceeds of which shall be used by the Company for the financing, refinancing or hedging of all or a portion of Approved Project Costs or other costs and expenses of construction, startup, financing, owning and operating the Wind Farms other than the LP1 Shareholder Loan and LP2 Shareholder Loan.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Financing Documents – means the financing agreement, promissory note(s), deed of trust, security agreement, and all other documents evidencing or securing any Financing and loans made in connection therewith or entered into in connection therewith.

First Full Year – has the meaning set forth in Section 6.07.

First Offer Price – has the meaning set forth in Section 3.03(b)(i).

Flip Point – means, the first point at which both (i) DeWind receives a return of all its Capital Contributions plus fifteen percent (15%) per annum, compounded annually, on the average daily balance of DeWind’s LP1 Contributions and Other Capital Contributions and (ii) the Shareholder Loans have been repaid in full.

Formation Date – has the meaning set forth in the recitals.

Funding Plan – means a plan for the funding of the construction and startup and the permanent financing of a Wind Farm that is determined by the Management Committee.

GAAP – means the United States generally accepted accounting principles and the International Financial Reporting Standards as set forth by the International Accounts Standards Board in the version effective as of the date of this Agreement.

Governmental Authority (or Governmental) – means a federal, state, local or foreign governmental authority (including any regulatory authority); a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

Guarantee – means a guarantee by the Company in favor of DeWind given in connection with the Shareholder Loans.

GDPIPD – means the Gross Domestic Product Implicit Price Deflator, as published by the United States Department of Commerce, Bureau of Economic Analysis immediately preceding the applicable date of adjustment, or such other index as determined by the Management Committee.

Haynes – has the meaning set forth in the definition of Haynes Assets.

Haynes Assets – Development Assets and Rights, including, without limitation, the rights described on Exhibit F attached hereto for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Haynes to be located on real property of approximately 3352 acres in Grey County, Texas, approximately 12 miles northwest of McLean, Texas, in rural, varying terrain area of USGS Hudgens Ranch, TX Quadrangle (35.3680N, 100.6667W [NAD 27]) - 65 miles south, southeast of Spearman, Texas (“Haynes”).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Haynes Sub – means the Sub owning the Haynes Assets.

Hedging Agreement – means any agreement with respect to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Higher Perpetual – has the meaning set forth in the introductory paragraph.

Higher Perpetual Capital Contribution – means the Capital Contribution made by or on behalf of Higher Perpetual, consisting of the Higher Perpetual Contributed Assets having an agreed value as set forth on Exhibit A hereto.

Higher Perpetual Contributed Assets – means the assets and properties contributed to the capital of the Company by or on behalf of Higher Perpetual and described on Exhibit A.

Higher Power – means Higher Power Energy, LLC, a Texas limited liability company.

Higher Power Sub I – means Pringle Wind I, LLC, a Texas limited liability company.

Higher Power Sub II – means Pringle Wind II, LLC, a Texas limited liability company.

HSSE – has the meaning set forth in Section 6.09.

Independent Expert – has the meaning set forth in Section 5.04(c).

Including and includes – means including, without limitation.

Indemnified Person – has the meaning set forth in Section 6.05(a).

Investment Company Act – means the Investment Company Act of 1940.

Law – means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

Lending Member – has the meaning set forth in Section 4.03(b).

Lien – means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any lien or security interest).

Liquidator – has the meaning set forth in Section 9.02.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Little Pringle One – means the Wind Farm to be located at Northeast Corner of Section 54, Block M23, Robert Sikes Survey, Hutchinson County, Texas, Latitude: 35º 57’21.36010”N and Longitude: 101º 32’34.46695”W, intended to have 10 MW of generating capacity.

Little Pringle Two – means the Wind Farm to be located at Southeast Corner of Section 1, Block M24, TC & Ry Co Survey, Hutchinson County, Texas, Latitude: 35º 55’59.46429”N and Longitude: 101º 32’34.48343”W, intended to have 10 MW of generating capacity.

LP1 Contributions – has the meaning set forth in Section 4.01(a).

LP1 Shareholder Loan – has the meaning set forth in Section 4.05(a).

LP1 Sub – means LittlePringle1, LLC, a Delaware limited liability company.

LP2 Shareholder Loan – has the meaning set forth in Section 4.05(b).

LP2 Sub – means LittlePringle2, LLC, a Delaware limited liability company.

MW – means megawatt.

Management Committee – has the meaning set forth in Section 6.02.

Member – means each of DeWind and Higher Perpetual, and any other Person hereafter admitted to the Company as a Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Member of the Company.

Member Nonrecourse Debt – has the meaning set forth with respect to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

Member Nonrecourse Deductions – has the meaning set forth with respect to the term “partner nonrecourse deductions” in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

Member Response Period – has the meaning set forth in Section 3.03(b)(ii).

Membership Interest – means, with respect to any Member, (a) that Member’s status as a Member; (b) that Member’s share of the income, gain, loss, deductions and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement or otherwise) in its capacity as a Member, including that Member’s rights to vote, consent and approve and otherwise to participate in the management of the Company, including through the Management Committee; and (d) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions. All references in this Agreement to a “Membership Interest” shall be construed as references to a “limited liability company interest” within the meaning of the Act.

Minimum Gain Attributable to Member Nonrecourse Debt – means that amount with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Non-Contributing Member – has the meaning set forth in Section 4.03(a).

Nonrecourse Deduction – has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c).

Nonrecourse Liability – has the meaning set forth in Treasury Regulation Section 1.704-2(b)(3).

Notice of Default – has the meaning set forth in Section 4.03(a).

Offered Interest – has the meaning set forth in Section 3.03(b)(i).

Offeree – has the meaning set forth in Section 10.01(c)

Offeror – has the meaning set forth in Section 10.01(c)

O&M Agreement – means, for each Wind Farm, an operations and maintenance agreement entered into by the Subs and the Operator pursuant to which the Operator shall provide operations and maintenance services in respect of such Wind Farm.

Operator – means DeWind or its Affiliate, as Operator pursuant to the O&M Agreement and this Agreement, or such other Person as the Management Committee shall designate from time to time.

Other Capital Contributions– means all Capital Contributions other than the DeWind Capital Contribution, the Higher Perpetual Capital Contribution, Turbine Contributions and LP1 Contributions.

Palo Duro – means the Wind Farm to be located at Palo Duro, Randall County, Texas, Latitude: N34.5320 and Longitude: W101.5031, intended to have 400 MW of generating capacity.

Palo Duro Sub – means PD1, LLC, a Delaware limited liability company.

Participating Seller – has the meaning set forth in Section 3.03(c)(ii).

Parties – has the meaning set forth in the introductory paragraph.

Performing Contribution Members – has the meaning set forth in Section 4.03(c).

Permitted Disposition – means the Disposition by a Member of all or any part of its Membership Interest to such Member’s Affiliate, or, if an individual, to his or her spouse, natural or adoptive lineal ancestors or descendants, or a trust for his, her or their exclusive benefit.

Permitted Encumbrances – has the meaning assigned to such term in the Developer Agreement..

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Perpetual – means Perpetual Energy Limited, a United Kingdom private limited company.

Person – means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

Power Purchase Agreements – means, for each Wind Farm, any agreement for the sale of energy, capacity, environmental attributes and/or ancillary services of the Wind Farms.

Profits and Losses - means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such fiscal year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) and any guaranteed payments paid to a Member, shall be included in taxable income or loss), with the following adjustments:

(i)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant hereto shall be added to such taxable income or loss; and

(ii)          Any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to the Treasury Regulations promulgated under the Code, and not otherwise taken into account in computing Profits or Losses pursuant hereto, shall be subtracted from such taxable income or loss.

Project Administration and Development Services Agreement – means, for each Wind Farm, the Developer Agreement and Project Administration and Development Services Agreements, as applicable, to be entered into between the Subs and the Administrator pursuant to which the Administrator shall provide accounting, administrative and such other services as shall be set forth therein.

Project Financiers – means lenders, tax equity and other investors experienced in the ownership of finances of wind power facilities.

PTC – means a renewable electricity production tax credit within the meaning of Section 45 of the Code or any successor to such section.

PTC Period – means the period in which PTCs are available in connection with the sale of electricity from any Wind Turbines included in the Wind Farms.

Regulatory Allocations – has the meaning set forth in Section 5.03(d).

Representative – has the meaning set forth in Section 6.02(b)(i).

Sale – has the meaning set forth in Section 3.03(c)(i).

Sale Percentage – has the meaning set forth in Section 3.03(c)(i)(A).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Screening Period – has the meaning set forth in Section 4.07(b).

Securities Act – means the Securities Act of 1933, as amended.

Securities Law Opinion – has the meaning set forth in Section 3.03(g)(i)(C).

Shareholder Loan Documents – means the Turbine Notes, deeds of trust, security agreements and pledge agreements and other collateral and documents executed in connection with the Shareholder Loans in form satisfactory to DeWind.

Shareholder Loans – means the LP1 Shareholder Loan and the LP2 Shareholder Loan.

Sharing Ratio – means, in the case of each Member, 50%, minus any net decrease or plus any net increase, as the case may be, in such Member’s aggregate net Sharing Ratio Offset, subject to any further adjustment set forth in this Agreement.

Sharing Ratio Offset – means, for each Member at any time, the aggregate net increase or decrease in the Sharing Ratio in accordance with Section 4.03(b) or Section 4.08 of such Member during the period from the Effective Date to such time.

Stub Year – has the meaning set forth in Section 6.07.

Subs – has the meaning set forth in the Recitals.

Tag Along Notice – has the meaning set forth in Section 3.03(c)(i).

Tag Along Purchaser – has the meaning set forth in Section 3.03(c)(i)(A).

Tax Matters Member – has the meaning set forth in Section 7.03.

Term – has the meaning set forth in Section 2.06.

Texas Courts – has the meaning set forth in Exhibit D.

Title Commitment – has the meaning set forth in Section 4.01(d)(vii).

Transaction Documents – means this Agreement, the O&M Agreement, the Project Administration and Development Services Agreement, the Power Purchase Agreements, the Guarantee, the Developer Agreement, the Turbine Supply Agreements, the Capital Contribution Agreement, the Assignment Documents and the Shareholder Loan Documents.

Turbine Contribution - means any Capital Contribution consisting of a contribution of a Wind Turbine to the Company pursuant to Section 4.01(a)(i) or, with the approval of the Management Committee, Section 4.02 in connection with Little Pringle Two.

Turbine Note – means any promissory note executed by a Sub in favor of DeWind, Inc. pursuant to which such Sub agrees to repay DeWind, Inc. for the LP1 Shareholder Loan or the LP2 Shareholder Loan.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Turbine Supply Agreements – means each of the Turbine Supply Agreements between DeWind, Inc., (or another turbine manufacturer) and a Sub for the supply of wind turbines, each of the Service Agreements between DeWind, Inc. (or such other turbine manufacturer) and a Sub for the service and maintenance of such wind turbines, and each of the Warranty Agreements between DeWind, Inc. (or such other turbine manufacturer) and a Sub for the warranty of such wind turbines. The Turbine Supply Agreements with DeWind, Inc. shall be substantially in the form attached hereto as Exhibit G.

Uniform Commercial Code – means the Uniform Commercial Code as in effect from time to time in the State of Delaware.

United States Person – has the meaning set forth in Section 7701(a)(30) of the Code.

Vital Matter – has the meaning set forth in Section 10.01(a)(i)(E).

Voting Ratio – means, (a) before the Flip Point, in the case of DeWind, 51%, and in the case of Higher Perpetual, 49% and (b) from and after the Flip Point, in the case of each Member, 50%, minus any net decrease or plus any net increase, as the case may be, in such Member’s aggregate net Sharing Ratio Offset, subject to any further adjustment set forth in this Agreement.

Wind Farms – means one or more wind farms to be developed, owned, financed, refinanced and operated or caused to be operated, each in one or more phases, by the Company and the Subs.

Wind Turbine – means any wind turbine provided to the Company under the Turbine Supply Agreements.

Other terms defined herein have the meanings so given them.

1.02         Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) words used or defined in the singular include the plural and vice versa; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) references to an Exhibit refer to the Exhibit attached to this Agreement, which is made a part hereof for all purposes; (e) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (f) terms defined in this Agreement are used throughout this Agreement and in any Exhibits hereto as so defined; and (g) references to money or the sign “$” refer to legal currency of the United States of America

1.03         Determination of Fair Market Value. Whenever required by this Agreement, unless otherwise determined by the Management Committee, fair market value shall be determined by an independent third party appraiser mutually agreed upon by the Members. If the Members cannot agree upon such third party appraiser, then each Member shall choose a third party appraiser, and such appraisers shall choose an independent appraiser who shall determine the fair market value. Any determination of fair market value made in accordance with this Section 1.03 shall be final and binding on the Members and the Company.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

ARTICLE II

ORGANIZATION

2.01         Formation. The Company was formed as a Delaware limited liability company on the Formation Date by the filing of the Delaware Certificate with the Delaware Secretary of State.

2.02         Name. The name of the Company is DeWind SWI Wind Farms, LLC, and all Company business must be conducted in that name or such other names that comply with Law as the Members may select.

2.03         Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Management Committee may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Management Committee may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Management Committee shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Management Committee may designate. The Management Committee shall notify each Member of any change in the registered office, the registered agent, or the street address of the principal office of the Company.

2.04         Purposes. The purposes of the Company shall be and are limited to (a) engaging in the acquisition, construction, lease, ownership and sale, and the operation, management, maintenance, financing and refinancing the Wind Farms for the purpose of generating a profit; (b) entering into, complying with and performing the various agreements evidencing, necessitated by or arising in connection with the Wind Farms including this Agreement, the Transaction Documents to which it may be a party, and all incidental, ancillary, necessary or appropriate documents related thereto; (c) engaging in the purchase, ownership, use, transmission, marketing and sale of any input, output, rights, credit, attribute or allowance associated therewith; (d) exercising any power and taking any action as are considered necessary or desirable in connection with the administration of the Company’s affairs, the Wind Farms, including the maintaining of records, the engagement of professional advisors and consultants, the establishment of bank accounts, and prosecution or defense of legal actions; (e) managing the Subs; and (f) taking all actions incidental, ancillary, necessary or appropriate to the foregoing that may be engaged in by a limited liability company formed under the Act.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

2.05         Foreign Qualification. The Company shall qualify as a foreign limited liability company in Texas. Prior to the Company’s conducting business in any jurisdiction other than Delaware or Texas, the Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.06         Term. The period of existence of the Company (the “Term”) commenced on the Formation Date and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with Section 9.03.

2.07         No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal income, and applicable state and local, tax purposes, and this Agreement may not be construed to suggest otherwise.

2.08         Certificates of Membership Interest; Applicability of Article 8 of UCC. The Members hereby specify, acknowledge and agree that the Membership Interests are securities governed by Article 8 and all other applicable provisions of the Uniform Commercial Code, and, pursuant to the terms of Section 8-103(c) of the Uniform Commercial Code, all Membership Interests shall be “securities” for all purposes under Article 8 and under all other applicable provisions of the Uniform Commercial Code. All Membership Interests shall be represented by certificates (“Certificates”) substantially in the form attached hereto as Exhibit C, shall be recorded in a register thereof maintained by the Company, and shall be subject to such rules for the issuance thereof in compliance with this Agreement, as the Management Committee may from time to time determine.

2.09         EWG Status and Market-Based Rate Authorization. No Party shall take any action, or refrain from taking any necessary action, that would have the effect of preventing the Company from obtaining EWG status or preventing the Company from continuing to qualify as an EWG, as that term is defined in Sections 32(a)-(d) of the Public Utility Holding Company Act of 1935 and pursuant to the requirements of 18 C.F.R. § 366.7.

2.10         Credit Support Obligation. Each Member shall, and shall cause its Affiliates to, provide such Credit Support and related consents to assignments as shall be required by the Management Committee.

2.11         Wind Turbines. With respect to any Wind Farm to be developed and constructed by the Company or the Subs, unless the Management Committee unanimously decides otherwise, DeWind shall cause DeWind, Inc.:

(a)           to enter into any turbine supply agreements, warranty agreement, and operations and maintenance arrangement at market rates, except as set forth in Section 2.11(b); and

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(b)           to provide all turbines to be purchased by the Company and the Subs at the following prices:

(i)            for the first ten (10) MWs of turbines, a total price of thirteen million eight hundred seventy-five thousand dollars ($13,875,000);

(ii)           for the next ten (10) MWs of turbines, a total price of fourteen million three hundred seventy-five thousand dollars ($14,375,000); and

(iii)          for all additional turbines, actual cost plus ten percent (10%).

; provided, however, if the Company or the Subs have not provided notice to proceed under any Turbine Supply Agreements within 36 months after the Effective Date, DeWind shall be released from any obligation to cause DeWind, Inc. to deliver such turbines to the Subs by delivering written notice to the Management Committee that DeWind elects to be released from such delivery obligation.

ARTICLE III

MEMBERSHIP; DISPOSITIONS OF INTERESTS

3.01         Members, Contribution Percentages, Voting Ratio and Sharing Ratio.

(a)           As of the Effective Date, Higher Perpetual and DeWind are each hereby admitted as Members, and each is hereby accorded the following respective Membership Interests. Each of the Contribution Percentages and Voting Ratios as of the Effective Date is forty-nine percent (49%) to Higher Perpetual and fifty-one percent (51%) to DeWind.

(b)           Upon the occurrence of the Flip Point, the Contribution Percentages, the Voting Ratio and the Sharing Ratio shall become fifty percent (50%) to Higher Perpetual and fifty percent (50%) to DeWind, subject to adjustment as set forth in the definitions of Contribution Percentages, Voting Ratio and Sharing Ratio.

(c)           The Contribution Percentages, Voting Ratios and Sharing Ratios of the Members shall also be adjusted as set forth in this Agreement.

3.02         Representations, Warranties and Covenants. Each Member hereby represents, warrants and covenants to the Company and to each other Member that the following statements are true and correct as of the Effective Date (and, in the case of Sections 3.02(e), (f) and (g), shall remain true and correct for so long as it is a Member):

(a)           such Member is duly formed, validly existing and (if applicable) in good standing under the Law of the jurisdiction of its formation as described in the introductory paragraph; if required by applicable Law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(b)           such Member has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that Member enforceable against it in accordance with their terms (except as may be limited by Bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

(c)           such Member’s authorization, execution, delivery and performance of this Agreement do not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which that Member is a party, or (C) any Law to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or any third party person, unless such requirement has already been satisfied;

(d)           such Member is not required to register as an “investment company” within the meaning of the Investment Company Act;

(e)           such Member is neither a foreign partner within the meaning of Section 1446 of the Code and the Treasury Regulations promulgated thereunder nor a disregarded entity owned by such a foreign partner, and such Member therefore is not subject to withholding under Section 1446 of the Code;

(f)           such Member understands that it may not sell or transfer its Membership Interest, except as specifically provided in this Agreement;

(g)           such Member acknowledges that it has no right to require the Company to register or qualify the offering and sale of its Membership Interest under the Securities Act or any applicable state securities Laws;

(h)           in the case of any Member or a Person to which any such Member Disposes of any Membership Interest in accordance with the provisions of this Agreement:

(i)           such Member or Person is acquiring its Membership Interest for its own account and not with a view to the resale or distribution of all or any part thereof in violation of applicable securities Laws; it understands that the Membership Interest being acquired by it has not been registered under the Securities Act or applicable state securities Laws and, therefore, it will be necessary for it to continue to hold the Membership Interest being acquired by it and continue to bear the economic risk of the investment therein unless and until the offering and sale of such Membership Interest by it is registered or qualified under the Securities Act and applicable state securities Laws or an exemption from registration or qualification is available;

(ii)           such Member or Person has carefully reviewed this Agreement and any other relevant information furnished to it in writing by the Management Committee, and it understands the risks of, and other considerations relating to, an investment in its Membership Interest;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(iii)           such Member or Person has such knowledge and experience (based on actual participation) in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Membership Interest and of making an informed investment decision;

(iv)           such Member or Person understands that any information furnished to it concerning the federal income tax consequences arising from an investment in the Company is necessarily general in nature, and the specific tax consequences to it of an investment in the Company will depend on its individual circumstances, and it affirms that it has been advised to seek appropriate legal counsel with respect to such tax consequences; and

(v)           such Member or Person understands that the Members and the Company are relying on its representations and warranties in selling the Membership Interest or recognizing its transfer without registration under the securities Laws.

3.03         Dispositions of Membership Interests.

(a)           General Prohibition on Dispositions. Neither a Member nor any permitted assignee of a Member shall make or suffer to be made any Disposition or encumbrance of all or any part of its Membership Interest, whether now owned or hereafter acquired, except in accordance with the terms of this Agreement and any purported Disposition or encumbrance not made in compliance with this Agreement shall be void and of no force and effect. The restrictions on transfers in this Article III shall apply with equal force to transfers between or among the Members. The Members agree that a breach or threatened breach of the provisions of this Section 3.03 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (A) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (B) the uniqueness of the Company’s business and the relationship among the Members. Accordingly, the Members agree that the Company and each other Member shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 3.03 and specific performance without a requirement to post any bond or other financial assurance with respect thereto.

(b)           Right of First Offer

(i)           If at any time after the Flip Point a Member desires to transfer any of its Membership Interest (other than a transfer which would be considered a Permitted Disposition hereunder), such Member (the “Disposing Member”) shall first give written notice (a “Disposition Notice”) to that effect to the Company and each other Member containing (i) the Membership Interests proposed to be transferred (the “Offered Interest”), and (ii) the purchase price and all other material terms (the “First Offer Price”) which the Disposing Member proposes to be paid for the Offered Interest.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(ii)           The Company shall have a period of fourteen (14) days following receipt of the Disposition Notice (the “Company Response Period”) to accept the offer made in the Disposition Notice to purchase all or a portion of the Offered Interest at the First Offer Price by delivering written notice of acceptance to the Disposing Member and each other Member. The Company’s decision to accept or reject the offer to purchase all or a portion of the Offered Interest shall be made by the Management Committee, without the participation of the Disposing Member. If the Company does not elect to purchase all of the Offered Interest within the Company Response Period, the other Members shall have a period of seven (7) days immediately following the Company Response Period (the “Members Response Period”) to accept, on a pro rata basis and by written notice to the Disposing Member, the offer made in the Disposition Notice to purchase all or the remainder of the Offered Interest.

(iii)           If the Company elects to purchase all or a portion of the Offered Interest, the closing of the sale of the Offered Interest (or the relevant portion thereof) shall, subject to Section 3.03(b)(v), be held at the Company’s principal office on a date to be specified by the Company which is not less than ten (10) days nor more than sixty (60) days after the end of the Company Response Period. At the closing, the Company shall deliver the consideration in accordance with the terms of the offer set forth in the Disposition Notice, and the Disposing Member shall transfer the Offered Interest (or the relevant portion thereof) to the Company, free and clear of all liens, claims and encumbrances.

(iv)           If any of the other Members elects to purchase all or the remaining portion of the Offered Interest, the closing of the sale of the Offered Interest (or the relevant portion thereof) shall, subject to Section 3.03(b)(v), be held at the Company’s principal office on a date to be agreed and specified by such other Members, which date shall not be less than ten (10) days nor more than sixty (60) days after the end of the Members Response Period. At the closing, such other Members shall deliver the consideration in accordance with the terms of the offer set forth in the Disposition Notice and the Disposing Member shall deliver the Offered Interest (or the relevant portion thereof) to such other Members in accordance with their rights to share pro rata in such purchase, duly endorsed for transfer, free and clear of all liens, claims and encumbrances.

(v)           If, at the end of the Members Response Period, the Company and Members together have not elected to purchase all of the Offered Interest, then (i) the election of all parties pursuant to Section 3.03(b)(ii), 3.03(b)(iii), and 3.03(b)(iv) shall be null and void, and (ii) subject to Sections 3.03(c) and 3.03(d), the Disposing Member shall be entitled for a period of forty-five (45) days, beginning the day after the expiration of the Members Response Period, to enter into a definitive agreement to sell all of the Offered Interest at a price not lower than the First Offer Price (or for noncash consideration with a fair market value, as determined by the Management Committee in its reasonable discretion after consultation with the Disposing Member, at least equal to, together with any cash consideration, the First Offer Price) and on terms not more favorable to the transferee than were contained in the Disposition Notice, which sale shall be closed no later than ninety (90) days after the expiration of the Members Response Period. Promptly after any sale pursuant to this Section 3.03(b), the Disposing Member shall notify the Company of the consummation thereof and shall furnish such evidence of the completion of such sale and of the terms thereof as the Company may request.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(vi)           If the Disposing Member has not entered into a definitive agreement to sell the Offered Interests within forty-five (45) days following the expiration of the Members Response Period or completed the sale of the Offered Interest within ninety (90) days following the expiration of the Members Response Period, the Disposing Member shall no longer be permitted to sell any of such Offered Interest without again fully complying with the provisions of this Section 3.03(b) and any other provision of this Agreement related to the transfer of a Membership Interest.

(c)           Tag Along.

(i)           If at any time after the Flip Point and following compliance with Section 3.03(b), a Disposing Member desires to sell any of its Membership Interests that, individually or when aggregated with other sales by the Disposing Member since the Effective Date of this Agreement, represents ten percent (10%) or more of the aggregate outstanding Membership Interests of the Company, to any Person (other than a sale which would be considered a Permitted Disposition hereunder), then at least forty-five (45) days prior to the proposed date of consummation of such sale (a “Sale”), the Disposing Member shall provide written notice (the “Tag Along Notice”) of the proposed Sale to the non-Disposing Members. The Tag Along Notice shall include:

(A)           the principal terms of the proposed Sale, including (A) the Membership Interest to be purchased from the Disposing Member, (B) the class and series of such Membership Interest to be purchased, (C) the percentage such Membership Interest represents of the total Membership Interest owned by the Disposing Member (the “Sale Percentage”), and (D) the purchase price to be paid by and the name and address of the proposed purchaser (the “Tag Along Purchaser”); and

(B)           an offer by the Disposing Member, in respect of each non-Disposing Member and on the same terms and conditions as the Disposing Member proposes to sell its Membership Interest, to include in the Sale to the Tag Along Purchaser a percentage of the total Membership Interest then held by each such non-Disposing Member not to exceed the Sale Percentage.

(ii)           Each non-Disposing Member desiring to accept the offer contained in the Tag Along Notice (each a “Participating Seller”) shall send a written commitment to the Disposing Member not later than thirty (30) days after the effective date of the Tag Along Notice specifying, subject to Section 3.03(c)(i)(B), the Membership Interests that such Participating Seller desires to have included in the Sale. Each non-Disposing Member who has not so accepted such offer shall be deemed to have waived all of its rights with respect to the Sale, and the Disposing Member and the Participating Sellers, if any, shall thereafter be free to sell to the Tag Along Purchaser at a price no greater than the purchase price set forth in the Tag Along Notice and otherwise on terms not more favorable in any material respect to them than those set forth in the Tag Along Notice.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(iii)           The acceptance of such offer by each Participating Seller shall be irrevocable except as hereinafter provided and each such Participating Seller shall be bound and obligated to sell, concurrently with the sale by the Disposing Member and on the same terms and conditions specified in the Tag Along Notice, the Membership Interests so agreed in the written commitment given pursuant to Section 3.03(c)(ii). In the event the Disposing Member shall be unable to arrange the sale of all the Membership Interests which the Disposing Member and the Participating Sellers desire to have included in the Sale, the Membership Interests to be sold in the Sale by the Disposing Member and the Participating Sellers shall be reduced on a pro rata basis.

(iv)           If at the end of the ninetieth (90th) day following the effective date of the Tag Along Notice the Disposing Member has not completed the Sale as provided in the foregoing provisions of this Section 3.03(c), each Participating Seller shall be released from its obligations under its written commitment given pursuant to Section 3.03(c)(ii), the Tag Along Notice shall be null and void, and it shall be necessary for a new Tag Along Notice to be furnished and the provisions of this Section 3.03(c) separately complied with in order to consummate any such Sale.

(d)           Drag Along.

(i)           Each Member hereby agrees, if requested after the Flip Point by one or more Members holding an aggregate percentage of the Company’s total Membership Interests exceeding thirty-four percent (34%), or such percentage as agreed by all Members (whether one or more, a “Drag Along Seller”), to participate in a bona fide, arm’s length sale for cash (a “Drag Along Sale”) of 100% of the Membership Interests of the Company to any Person not an Affiliate of the Drag Along Seller and with whom the Drag Along Seller has no familial relationship by blood or by marriage or any direct or indirect affiliation, either through ownership entities (other than public companies) or otherwise (the “Drag Along Purchaser”) in the manner and on the terms set forth in this Section 3.03(d).

(ii)           If the Drag Along Seller elects to exercise its rights under this Section 3.03(d), a notice (the “Drag Along Notice”) shall be furnished by the Drag Along Seller to the non-Disposing Members. The Drag Along Notice shall set forth the principal terms of the Drag Along Sale, the purchase price, and the name and address of the Drag Along Purchaser. If the Drag Along Seller proceeds with the Drag Along Purchaser to closing, the non-Disposing Members shall be bound and obligated to sell all of their respective Membership Interests to the Drag Along Purchaser on the same terms and conditions as those under which the Drag Along Seller sold its Membership Interest. If at the end of the sixtieth (60th) day following the effective date of the Drag Along Notice the Drag Along Seller has not completed the Drag Along Sale, the non-Disposing Members shall be released from their obligations under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a new Drag Along Notice to be furnished and the provisions of this Section 3.03(d) separately complied with in order to consummate any such Drag Along Sale.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(e)           Indirect Dispositions. The change in Control of any Member, other than a Member who is a natural person, shall be deemed a Disposition of the Membership Interest owned by such Member. The sale, assignment or transfer by a Member of all or any part of the economic interest associated with such Member’s Membership Interest (including the interest in the profits or capital appreciation of the Company and the right to receive distributions from the Company), other than to such Member’s Affiliate, shall be deemed a Disposition of the Membership Interest owned by such Member. In either such event, the Membership Interest owned by such Member must be offered to the other non-transferring Members in accordance with Sections 3.03(b), 3.03(c), and 3.03(d).

(f)           Admission of Assignee as a Member. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interest so transferred to such Assignee, only if (i) the Disposing Member making the Disposition has granted the Assignee all of the Disposing Member’s Membership Interest and (ii) such Disposition is effected in strict compliance with this Section 3.03.

(g)           Requirements Applicable to All Dispositions and Admissions. Any Disposition of any Membership Interest, including a Permitted Disposition, and any admission of an Assignee as a Member shall be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that the non-Disposing Members, in their sole and absolute discretion, may waive any of the following requirements:

(i)           Disposition Documents. The following documents must be delivered to the non-Disposing Members:

(A)           Disposition Instrument. A copy of the instrument pursuant to which the Disposition is effected.

(B)           Ratification of this Agreement. An instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(g)(i)(A): (I) the notice address of the Assignee; (II) the Assignee’s ratification of this Agreement and agreement to be bound by it, and its affirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; and (III) representations and warranties by the Disposing Member and its Assignee that the Disposition and admission are being made in accordance with all applicable Laws.

(C)           Securities Law Opinion. To the extent required by this Section 3.03(g)(i)(C), a Securities Law Opinion (as defined below). The Membership Interests governed by this Agreement have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the state securities laws of Delaware or any other state. Without such registration, no Member may effect or suffer to occur a Disposition of all or any part of its Membership Interest (other than to an Affiliate provided such transfer does not violate any applicable securities laws) without delivery to the Non-Disposing Members of an opinion of counsel (“Securities Law Opinion”) satisfactory to the Non-Disposing Members that such registration is not required for such transfer and/or submission to the Non-Disposing Members of such other evidence as may be reasonably satisfactory to the Non-Disposing Members to the effect that any transfer will not be in violation of the Securities Act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(D)           Tax Consequences. A favorable opinion of nationally recognized tax counsel to the effect that:

(I)           Termination. Such Disposition would not result in the Company’s termination within the meaning of Section 708 of the Code, provided, however, that an opinion under this Section 3.03(g)(i)(D)(I) shall not be required if the Disposing Member indemnifies each other Member for any adverse tax consequences caused by the Disposition to such other Member, with such Credit Support as reasonably acceptable to the non-Disposing Members.

(II)           Entity Classification. Such Disposition will not cause the Company to be classified as an entity other than a partnership (including a publicly traded partnership taxable as a corporation) for purposes of the Code.

(III)           PTCs. If such Disposition would occur prior to the end of the PTC Period, such Disposition will not result in the disallowance or reduction of PTCs with respect to income of the Company or Subs from sales of power thereafter accruing to the Company.

(ii)           Payment of Expenses. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, including the reasonable legal fees incurred in connection with the legal opinion referred to in Section 3.03(g)(i)(C), on or before the tenth (10th) Day after the receipt by that Person of the Company’s invoice for the amount due.

(iii)           No Release. No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

(iv)           EWG. No Disposition of a Membership Interest shall result in the Wind Farms ceasing to be an “exempt wholesale generator” as defined in the Public Utility Holding Company Act of 2005.

(v)           No Default Under Material Agreements. The Disposition shall not result in a default under, breach of any material obligation contained in, or cause the failure of a material condition contained in, any material agreement (including any Financing Document) to which the Company is a party, unless a consent to or waiver of such default, breach or failure of condition has been obtained from the other party or parties to such agreement.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(h)           Permitted Dispositions. The provisions of this Section 3.03 (except for Section 3.03(g)) shall not apply to a Permitted Disposition.

(i)           DeWind Dispositions.

Notwithstanding anything in this Agreement but subject to Section 6.03(c)(x), prior to the Flip Point, DeWind shall have the exclusive right to (x) Dispose, Encumber, or otherwise transfer or assign all or any part of its Membership Interest, directly or indirectly, and (y) to require all other Members to participate in any Disposal, Encumbrance, transfer or assignment, directly or indirectly, (each a “DeWind Disposition”) of all or any part of the Membership Interests of the Company to any Person not an Affiliate of DeWind and with whom DeWind has no familial relationship by blood or by marriage or any direct or indirect affiliation, either through ownership entities (other than public companies) or otherwise. In the event of a DeWind Disposition, all other Members shall be bound and obligated to Dispose Encumber transfer or assign their respective Membership Interests (or indirect interests therein) in such DeWind Disposition on terms and conditions substantially no less favorable to such Person, taken as a whole, as those under which DeWind Disposes, Encumbers, transfers or assigns its Membership Interest.  Each Member and its Affiliates shall amend, restrict, restate or otherwise modify the terms of the Transaction Documents in connection with or to facilitate such Disposal, Encumbrance, transfer or assignment.

(i)           The provisions of Article III (except for this Section 3.03(i)) shall not apply to a DeWind Disposition.

3.04         Options and Other Encumbrances. A Member shall not Encumber such Member’s Membership Interest and shall not permit the creation of an Encumbrance on any equity interest of a Person that owns an equity interest, directly or indirectly, in a Member, including any collateral assignment in favor of any lender (or agent therefor), in connection with a financing, other than a pledge by Perpetual in favor of Higher Power on its right to receive distributions from Higher Perpetual to secure Perpetual’s obligation to pay Developer Fees pursuant to Paragraph 3(a) of the Developer Agreement and Higher Perpetual’s obligation pursuant to Paragraph 5(a) of the Developer Agreement. At any time Developer Fees are due to Higher Power but remain unpaid, Holdco shall pay any distributions made in accordance with Section 5.01 or 9.02 payable to Higher Perpetual to Higher Power and Higher Perpetual consents to such payment to Higher Power.

3.05         Access to Information. Each Member shall be entitled to receive any information that it may reasonably request concerning the Company or the Subs; provided, however, that this Section 3.05 shall not obligate the Company or any Member to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all times during usual business hours to inspect the assets of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, attorney or other consultant so designated. The Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Member’s behalf. Confidential Information obtained pursuant to this Section 3.05 shall be subject to the provisions of Section 3.06.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

3.06         Confidential Information.

(a)           Each Member shall keep the Confidential Information strictly confidential and not sell, trade, publish or otherwise disclose all or part of the same to any Person in any manner whatsoever without the other Member’s prior written consent, except as expressly permitted in this Agreement. Each Member shall have the right to disclose the Confidential Information without prior written consent of the other Member:

(i)           to its directors, officers, employees, advisors, counsel, public accountants, agents, and representatives (“advisors”) and those of its Affiliates; provided that such Member guarantees their adherence to the terms of this Section 3.06; and provided, further, that prior to making disclosure of Confidential Information to its advisors who are not directors, officers or employees of such Member or its Affiliates, such Member shall obtain a written undertaking of confidentiality not less restrictive than that set forth in this Section 3.06 from each such advisor (except in the case of outside legal counsel the Member shall only be required to procure that such legal counsel is bound by a professional legal duty of confidentiality); and

(ii)           to the advisors and subcontractors of the Company or of such Member and its Affiliates when such Member is acting on behalf of the Company pursuant to, and with the scope of, any Transaction Document or a decision of the Management Committee;

(iii)           to the extent that (A) disclosure is required by any Law, including the rules and regulations of any stock exchange or (B) any such Member or any Affiliate thereof or its and their advisors may have received a subpoena or other written demand under color of legal right for such information, such Member or such Affiliate or advisor may disclose such information; provided that, in each case, such Member shall first, as soon as practicable upon becoming aware of such requirement or receipt of such demand, furnish a copy thereof to the other Members and, if practicable so long as such Member shall not be in violation of such requirement, subpoena or demand or likely become liable to any penalty or sanctions thereunder, afford the other Members reasonable opportunity, at any other Member’s cost and expense, to prevent or limit such disclosure or to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed and reasonably cooperate with the other Member in connection therewith; and provided, further, that, in any case, such Member or such Affiliate or advisor shall only disclose that portion of the Confidential Information that, in the opinion of its legal counsel, is required to be disclosed and shall use its commercially reasonable efforts to ensure further confidential treatment of the information so disclosed;

(iv)           to lenders, potential lenders or other Persons providing financing to the Company or such Member or its Affiliates related to the Company, the Subs or the Wind Farms if, prior to disclosure, such Persons have executed an undertaking of confidentiality not less restrictive than that set forth in this Section 3.06;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(v)           to bona fide potential purchasers of direct or indirect equity interests in the Company or such Member or its Affiliates if, prior to disclosure, such Persons have executed an undertaking of confidentiality not less restrictive than that set forth in this Section 3.06;

(vi)           to a nationally recognized credit rating agency; and

(vii)           to a court of competent jurisdiction or an arbitrator to the extent necessary for the exercise of its rights and remedies under this Agreement.

(b)           The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 3.06, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 3.06 and to specific performance of their rights hereunder without a requirement to post any bond or other financial assurance with respect thereto, as well as to any other remedies available at law or in equity.

(c)           The obligations of the Members under this Section 3.06 shall terminate on the fifth anniversary of the end of the Term.

3.07         Liability to Third Parties. No Member shall be personally liable for the debts, obligations or any other liabilities of the Company of whatever nature, whether arising in contract, tort or otherwise, solely by reason of being a Member.

3.08         Withdrawal. A Member does not have the right or power to resign from the Company as a Member. For purposes of this Section 3.08, “resign” means an election to withdraw or resign as a Member of the Company which would compel the Company to liquidate the withdrawing Member’s Membership Interest and distribute to such withdrawing Member the fair value thereof in accordance with Section 18-604 of the Act.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.01         Initial Funding Plan for Little Pringle One and Initial Capital Contributions.

(a)           Initial Funding Plan for Little Pringle One. The Management Committee shall establish the Approved Project Costs for Little Pringle One during the Screening Period and shall make any further adjustments thereafter, as necessary. The Funding Plan for Little Pringle One shall consist of the following:

(i)           at DeWind’s option in its sole discretion, the LP1 Shareholder Loan or a Turbine Contribution for Little Pringle One that will be treated as a Capital Contribution in the amount of the agreed value of $13,875,000, or a combination thereof in an aggregate amount of $13,875,000;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(ii)           the portions of the DeWind Capital Contribution and the Higher Perpetual Capital Contribution that are allocable to Little Pringle One, which shall be contributed by the Company to LP1 Sub to the extent specified in the Capital Contribution Agreement; and

(iii)          an additional amount of Capital Contributions that are allocable to Little Pringle One as determined by DeWind in its sole discretion (the “LP1 Contributions”), to be contributed by DeWind to the Company in accordance with Section 4.02 and which, thereafter, shall be contributed by the Company to LP1 Sub as equity in such Sub.

(b)           DeWind Capital Contribution. As of the Effective Date, DeWind has been credited with having made that portion of the DeWind Capital Contribution of DeWind Contributed Assets in amounts specified in Exhibit A attached hereto. By the execution and delivery of the Capital Contribution Agreement and such other transfer documents or instruments acceptable to the other Members and sufficient to convey, assign and transfer the assets constituting such portion of the DeWind Capital Contribution to the Company. DeWind shall be credited with additional Capital Contributions in respect of the DeWind Contributed Assets as, when and to the extent such additional Capital Contributions are made, and then in the amount of such Capital Contributions, it being agreed that DeWind shall have no obligation to make Capital Contributions after the Effective Date unless the Company and/or the Subs receive additional financing from sources other than the existing Members and their affiliates on terms approved by the Management Committee and thereafter the Administrator or the Management Committee shall issue a Capital Call for such Capital Contribution from DeWind.

(c)           Higher Perpetual Capital Contribution. As of the Effective Date, Higher Perpetual has been credited with having made the Higher Perpetual Capital Contribution of Higher Perpetual Contributed Assets by the execution and delivery of the Capital Contribution Agreement and such other transfer documents or instruments acceptable to the other Members and sufficient to convey, assign and transfer the assets constituting such Higher Perpetual Capital Contribution to the Company. The Parties agree that the value attributed to the Higher Perpetual Contributed Assets assumes (1) that Higher Perpetual and Higher Power shall perform in full its obligations under the Transaction Documents, including Higher Power’s obligations under Paragraph 11(c) of the Developer Agreement without giving effect to the best efforts standard described therein, (2) that Perpetual shall perform for the Company on behalf of Higher Perpetual its obligations under the Transaction Documents, including the following obligations, unless the Management Committee shall otherwise direct and subject to the overall guidance and approval of the Management Committee, (3) that the representations and warranties of Higher Perpetual, Higher Power and Perpetual contained in the Transaction Documents shall be true and correct when made or deemed made, and (4) Perpetual shall pay the Developer Fees as they become due (the “Assumptions”):

(i)           Prepare, submit, obtain all other permit applications required to design, construct and operate the Wind Farms;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(ii)          Obtain FAA, applicable environmental and authority to construct permits;

(iii)         Obtain favorable tax abatement and value limitation decisions under Texas Tax Code Section 312 and 313 for not less than 7 years;

(iv)         Design and obtain required approvals of any transmission and interconnect facilities and fully executed interconnection and transmission agreements;

(v)          Coordinate with ERCOT, Southwest Power Pool, Federal Energy Regulatory Commission, and assure compliance with Texas or other applicable state, county and municipal regulatory agencies;

(vi)         Develop market opportunities for the sale of the electricity renewable energy credits and other environmental attributes to be produced by the Wind Farms and offered for sale by the Subs and prepare and obtain binding letters of intent or term sheets and take or pay Power Purchase Agreements for each Wind Farm other than Little Pringle One and Little Pringle Two sufficient for Project Financiers to support financing;

(vii)        Develop plan design, BOP specifications, BOP contract negotiations and facilitate BOP contract administration;

(viii)       Hiring of owner’s engineer; and

(ix)          Preparing the initial designs and specifications of and siting of equipment to achieve the budgets adopted by the Management Committee.

The responsibilities of Perpetual above may be reduced, modified or terminated by the Management Committee in its discretion. Higher Perpetual and Perpetual agree to devote all appropriate time and effort to diligently pursue development of the Wind Farms. To the extent the Company, any Sub or DeWind incurs costs, losses or expenses as a result of the inaccuracy of any of the Assumptions and such Person is not reimbursed therefor promptly by Higher Perpetual, Higher Power or Perpetual, the Higher Perpetual Capital Contribution shall be reduced by the amount of such cost, loss or expense.

(d)           The obligation of the Parties to make the initial Capital Contributions under Section 4.01 is subject to the satisfaction or waiver in writing of the following conditions:

(i)           This Agreement shall have been executed and delivered by each Party;

(ii)          Perpetual, Higher Power, Higher Perpetual, the Company and DeWind shall have executed and delivered the Developer Agreement;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(iii)         Each of the Parties shall have received duly authorized, executed and delivered originals of

(A)           the Developer Agreement, and the Capital Contribution Agreement and the Assignment Agreements contemplated thereby; and

(B)           a certificate of the Secretary or other authorized representative of each Party, Higher Power and Perpetual, dated the Closing Date and certifying (I) that attached thereto is a true and complete copy of the certificate of formation, articles of incorporation or other formation documents, including all amendments thereto, of each Person, the limited liability company operating agreement or bylaws of such Person, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (II) that attached thereto is a true and complete copy of resolutions duly adopted by the appropriate governing entity or body of such Person, authorizing the execution, delivery and performance of the Transaction Documents to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (III) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of such Person and (IV) as to the absence of any pending proceeding for the dissolution or liquidation of such Person or, to the knowledge of such Secretary or Assistant Secretary, threatening the existence of such Person;

(iv)         If DeWind shall elect, DeWind, Inc. shall have been granted on the Closing Date, first priority perfected Liens on the collateral contemplated by the Shareholder Loan Documents to secure the Shareholder Loans;

(v)          Each Party shall have received appropriately completed copies, which have been duly authorized for filing by the appropriate other Party, of Financing Statements naming such other Party as a debtor and such Party as the secured party, as may be necessary to perfect first-priority Liens on the collateral described in Section 4.03(g);

(vi)         The Company shall have received evidence that the Company or the Subs have obtained all real property and others interests and rights necessary or desirable for the construction, interconnection and operation and maintenance of the Project, subject to no Encumbrances, other than Permitted Encumbrances;

(vii)        Intentionally Deleted;

(viii)       Intentionally Deleted;

(ix)         Tax abatement and value limitation proceedings under Texas Tax Code Section 312 and 313 for Little Pringle One shall have been duly and timely filed;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(x)           No action or proceeding has been instituted or threatened by any Governmental Authority whatsoever against the Company, any Party, Perpetual, any Sub or any Wind Farm or related asset or interest or that seeks to impair, restrain, prohibit or invalidate the transactions contemplated by this Agreement, or which would reasonably be expected to have a material adverse affect on the Company or any Sub’s ability to operate its Wind Farm or the ability of such Persons, Perpetual or any Party to perform its obligations under the Transaction Documents;

(xi)          The representations and warranties of Higher Perpetual, Higher Power, and Perpetual contained in the Transaction Documents executed on or prior to the Closing Date shall be true and correct when made and on the Closing Date and no default or breach of the obligations of the parties thereunder has occurred and is continuing; and

(xii)         Each of DeWind and Higher Perpetual shall have provided a properly completed and executed Internal Revenue Service Form W-9 which is still valid.

(e)           Holdco shall distribute to Higher Perpetual for reimbursement to Higher Power the funds described in Paragraph 5(b) of the Developer Agreement subject to the terms and conditions of the Developer Agreement.

4.02           Funding of Contributions and Subsequent Capital Contributions.

(a)           The Administrator shall cause such proceeds as may be available from time to time from any Financing to be applied, to the fullest extent permitted by the terms of the Financing Documents, to the payment of (i) Approved Project Costs (including any payment thereof for the DeWind Contributed Assets and Higher Perpetual Contributed Assets provided for in the initial Funding Plan for Little Pringle One) and (ii) such other costs and expenses of constructing, financing, owning and operating the Wind Farms as shall be permitted by the Financing Documents.

(b)           Cash Requirements of the Company of the Subs for the calendar month in which the Effective Date occurs shall be determined in writing by the Administrator as of the Effective Date. Not later than the 20th Day of each calendar month, commencing with the month in which the Effective Date occurs, the Administrator shall determine the Cash Requirements of the Company and the Subs for the succeeding month. To the extent that proceeds from any Financing are not then available for, or under the terms thereof may not then be applied to, payment of Cash Requirements for any month so determined, the Administrator shall issue a Capital Call to the Members in accordance with their Contribution Percentages (unless otherwise specified in Section 4.01(a)(iii) or Exhibit A) up to the amounts set forth in Exhibit A. Notwithstanding anything to the contrary contained in this Agreement or the Transaction Documents, DeWind shall have no obligation to make Capital Contributions after the Effective Date unless the Company and/or the Subs receive additional financing from sources other than the existing Members and their affiliates on terms approved by the Management Committee and thereafter the Administrator or the Management Committee shall issue a Capital Call for such Capital Contribution from DeWind.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(c)           Whenever, pursuant to Section 4.02(b), the Administrator shall determine that additional Capital Contributions are necessary for the timely payment of Cash Requirements, the Administrator shall promptly issue to the Members a Capital Call for such amounts; provided, however, that prior to making a Capital Call for amounts that are not Approved Project Costs or other amounts not previously approved by the Management Committee, the Administrator shall obtain the prior approval for such Capital Call from the Management Committee. The Management Committee may also cause the Administrator from time to time to issue Capital Calls at such times and in such amounts as the Management Committee shall determine are necessary for any purpose related to the Company and its business, including the development of the Little Pringle Two, Big Pringle and Palo Duro Wind Farms or substitutions therefor in accordance with Sections 4.06 or 4.07. All additional Capital Contributions shall be made in cash unless otherwise previously approved by the Management Committee. All amounts received by the Company from the Members pursuant to this Section 4.02 shall be credited to the respective Member’s Capital Account as of the date such amounts are received by the Company. Unless otherwise determined by the Management Committee, the Company shall promptly contribute amounts and contributions received from any Equity Investor hereunder (net of any amounts which are to be used to pay costs and expenses incurred, or to be incurred, in the Company) to one or more of the Subs by way of capital contribution.

(d)           Each Capital Call issued pursuant to Section 4.02(b) shall contain the following information:

(i)           The total amount of Capital Contributions requested from all Members, which amount shall not be less than the amount required to permit the Company to pay timely the Cash Requirements;

(ii)          The amount of Capital Contribution required from the Member to whom the request is addressed, such amount to be in accordance with the Contribution Percentages of such Member;

(iii)         The purpose for which the funds are to be applied in such reasonable detail as the Administrator shall determine, including the amounts intended to be received by each Wind Farm and Sub and how such funds shall be made available to such Sub;

(iv)         Whether the Management Committee has approved the Capital Call, if necessary;

(v)          The date on which payments of the Capital Contribution shall be made (which date shall be fourteen (14) Days following the date the Capital Call is given, unless a different date is specified by the Administrator); and

(vi)         Copies of reasonably requested supporting documentation, if any.

(e)           Each Member agrees that it shall make payments of its respective additional Capital Contributions in accordance with Capital Calls issued pursuant to Section 4.02(b).

(f)           Except as provided in this Section 4.02, no Member shall have any obligation to make any additional Capital Contributions.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(g)           The Members may agree to make, or cause to be made, additional Capital Contributions, upon such terms and conditions, including the making of provision for allocation of items of gross income, as all of the Members shall agree in writing, and this Agreement shall be amended by the Members in order to reflect any such terms and conditions prior to their effectiveness. Except as otherwise set forth in this Agreement, no Member may make any additional Capital Contributions without the consent of the Management Committee.

(h)           The value of any Capital Contributions of property after the Effective Date or other than cash shall be as agreed by the Members holding at least 70% of the Membership Interests.

4.03           Failure to Contribute.   If any Member fails to make or fund a Capital Contribution required pursuant to Section 4.01 or Section 4.02 (each, a “Non-Contributing Member”), and if such failure continues for more than ten (10) Days after the date on which it is due, any Member that has contributed its Capital Contributions (each, a “Contributing Member”) may (without limitation as to other remedies that may be available) elect to deliver a notice (a “Notice of Default”) to the Non-Contributing Member. Upon delivery of such Notice of Default: (i) the Non-Contributing Member shall lose all voting rights and all management approval rights under this Agreement, and (ii) all Representatives of the Non-Contributing Member shall be removed from the Management Committee; provided that no Member shall be entitled to any such ten-Day grace period for more than three failures to make or fund such a Capital Contribution.

(b)           In addition, after the expiry of all grace periods applicable under Section 4.03(a) such Non-Contributing Member has not cured such default (a “Defaulting Non-Contributing Member”) , the Contributing Member may elect (but is under no obligation) to make an advance to the Company, acting as lender (the “Lending Member,”), equal to the portion of the Defaulting Non-Contributing Member’s Capital Contribution that is in default to the Company, with the following results:

(i)           the sum advanced is deemed to be a loan from the Lending Member to the Defaulting Non-Contributing Member;

(ii)           the Capital Account of the Defaulting Non-Contributing Member is increased by the amount of the deemed loan from the Lending Member;

(iii)           the principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth (10th) Day after written demand therefor by the Lending Member to the Defaulting Non-Contributing Member;

(iv)           the amount lent bears interest at the Default Rate from the Day that the advance is deemed made until but excluding the date that the loan, together with all interest accrued on it, is repaid to the Lending Member;

(v)           all distributions from the Company that otherwise would be made to any Defaulting Non-Contributing Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member until the loan and all interest accrued on it have been paid in full to the Lending Member (with payments being applied first to accrued and unpaid interest and then to principal) and any such payment to the Lending Member pursuant to this Section 4.03(b)(v) shall be deemed for all purposes as if the cash had first been distributed to the Defaulting Non-Contributing Member, who then paid such cash to the Lending Member as a payment on the loan;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(vi)           the payment of the loan and interest accrued on it is secured by a security interest in each Defaulting Non-Contributing Member’s Membership Interest, as more fully set forth in Section 4.03(g); and

(vii)           the Lending Member may, in addition to the other rights and remedies granted pursuant to this Agreement or available at Law or in equity, take any action (including court proceedings) that such Lending Member may deem appropriate to obtain payment by the Defaulting Non-Contributing Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Non-Contributing Member.

(c)           In addition to the remedies set forth in Sections 4.03(a) and 4.03(b), if the Defaulting Non-Contributing Member has not cured its breach within twenty (20) days after the date on which the Capital Contribution was to be made (a “Default”), then the Company (acting through the Representatives appointed by such Contributing Member) shall issue a notice of the Defaulting Non-Contributing Member’s Default to all Members in the form attached hereto as Exhibit F (a “Default Notice”). Such Contributing Member shall have the option (but no obligation) to have any contribution made pursuant to Section 4.03(b) treated as a permanent Capital Contribution by the Contributing Member (and a reduction in the Capital Account of the Non-Contributing Member to the extent such Member’s Capital Account was increased pursuant to Section 4.03(b)(ii)), or, if no such contribution was made pursuant to Section 4.03(b), pay its pro rata share of the portion of the Capital Contribution owed and unpaid by the Defaulting Non-Contributing Member and such contribution shall be treated as a Capital Contribution by the Contributing Member (either contribution the “Defaulted Contribution”). In either event, the Contributing Members that elect to fund the Defaulting Non-Contributing Member’s share (the “Performing Contribution Members”) shall provide written notice of such election to all Members and upon making such Defaulted Contribution, the Defaulted Contribution of each such Performing Contribution Member shall be treated as a Capital Contribution, and the Members’ Voting Ratios and Sharing Ratios will be automatically adjusted in accordance with the following terms:

(i)           the Voting Ratio and Sharing Ratio of each Performing Contribution Member shall, when expressed as a percentage, equal the sum of (i) the sum of (A) an amount equal to the aggregate Capital Contributions previously made by such Performing Contribution Member, excluding the Defaulted Contribution, reduced by the amount, if any, previously distributed to such Performing Contribution Member pursuant to Section 4.01(e), and (B) an amount equal to two hundred percent (200%) of the Defaulted Contribution made by such Performing Contribution Member, divided by (ii) the sum of (A) an amount equal to the aggregate Capital Contributions previously made by all of the Members, excluding all Defaulted Contributions, reduced by the amount previously distributed pursuant to Section 4.01(e), and (B) an amount equal to two hundred percent of the Defaulted Contributions made by all of the Members, and

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(ii)           The Voting Ratio and Sharing Ratio of the Non-Contributing Member shall, when expressed as a percentage, be reduced by an amount equal to the percentage increase in the Voting Ratio and Sharing Ratio, respectively, of the Performing Contribution Member that elected to fund such Non-Contributing Member’s share of the Defaulted Contribution, as calculated pursuant to Section 4.03(c)(i).

(d)           If the Non-Contributing Member’s failure to make its Capital Contribution has not been cured within thirty (30) Days from the date of the Non-Contributing Member’s Default and if the Contributing Member notifies the Non-Contributing Member that the Contributing Member will not elect the remedies set forth in Section 4.03(c) or otherwise fails to make such election within the required time period for making such election, and does not elect to loan such Capital Contribution to the Non-Contribution Member pursuant to Section 4.03(b), then the Contributing Member shall have the right (but not the obligation) to dissolve the Company by issuing a dissolution notice to the Non-Contributing Member. Such dissolution notice may be given, and shall be effective upon delivery, when given at any time after the thirty (30) Days cure period set forth above.

(e)           The terms of this Section 4.03 seek to induce the Members to pay their respective Capital Contributions.

(f)           The remedies set forth in this Section 4.03 shall be the exclusive remedies available under applicable Law for a Member’s non-payment of its Capital Contributions.

(g)           Except to the extent prohibited by a lender under the Financing Documents, each Member which is required pursuant to this Agreement to make Capital Contributions hereby grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Non-Contributing Member pursuant to Section 4.03(b), as security, equally and ratably, for the payment of all Capital Contributions that such Member has agreed to make and the payment of all loans and interest accrued thereon made by Lending Members to that Member as a Non-Contributing Member pursuant to Section 4.03(b), a security interest in and a general lien upon its Membership Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued thereon, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 4.03(g). Each such Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Lending Member may request to effectuate and carry out the preceding provisions of this Section 4.03(g). At the option of a Lending Member, this Agreement or a carbon, photographic or other copy hereof may serve as a financing statement.

(h)           In connection with this Section 4.03, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Section 4.03.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

4.04         Return of Contributions. Except as expressly provided herein, a Member may not resign from the Company and is not entitled to the return of any part of its Capital Contributions for any reason. Except as expressly provided herein, a Member is not entitled to be paid interest or any other distribution in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or assets to the Company to enable the Company to return any Member’s Capital Contributions.

4.05         Loans and Guarantees.

(a)           If DeWind, Inc. elects to make the LP1 Shareholder Loan, upon the applicable Sub’s delivery of the notice to proceed under its Turbine Supply Agreement by LP1 Sub, the LP1 Sub shall deliver to DeWind, Inc. a Turbine Note in the principal amount of ***                       (the “LP1 Shareholder Loan”) to evidence its obligation to pay for the applicable Turbines. Such Turbine Note shall be secured by liens upon all assets of such Sub, and the Company and the other Subs shall execute the Guarantee, which shall be secured by liens upon all assets of the Company and the other Subs, according to the Shareholder Loan Documents.

(b)           If DeWind, Inc. elects to make the LP2 Shareholder Loan, upon the applicable Sub’s delivery of the notice to proceed under its Turbine Supply Agreement by the LP2 Sub, the LP2 Sub shall deliver to DeWind, Inc. a Turbine Note in the principal amount of ***                          (the “LP2 Shareholder Loan”) to evidence its obligation to pay for the applicable Turbines. Such Turbine Note shall be secured by liens upon all assets of such Sub, and the Guarantee of the Company and the other Subs, which shall be secured by liens upon all assets of the Company and the other Subs, according to the Shareholder Loan Documents.

(c)           Except as set forth in Section 4.05(a), and Section 4.05(b) or with the consent of the Management Committee, no Member may make any loans to a Sub. Except as set forth in Section 4.03, no Member may make any loans to the Company without the consent of the Management Committee, provided, however, that DeWind may make a loan (an “Emergency Loan”) to the Company in order to allow the Company to meet costs and expenses arising from measures taken to deal with an emergency or imminent threat to life or property of the Company or the Subs, after, to the extent practicable, the Administrator notifies each Representative.

*** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(d)           Notwithstanding the foregoing, any loan pursuant to this Section 4.05 must satisfy the following requirements: (i) it must not subject any Member to personal liability for its repayment (unless the Member expressly agrees to guarantee the loan); and (ii) its terms (including the interest rate) must be no less favorable to the Company than the Company could have obtained from Persons who are not Affiliated with the Members.

(e)           An Emergency Loan shall bear interest at the Default Rate from the date of the advance until the date of payment and is not a Capital Contribution. Any other loan described in this Section 4.05 shall bear interest at a rate determined by the Management Committee from the date of the advance until the date of payment and is not a Capital Contribution.

4.06         Capital Accounts.

(a)           A Capital Account shall be established and maintained for each Member in accordance with the provisions of this Section 4.06:

(i)           Each Member’s Capital Account shall be increased by (A) the amount of money contributed by that Member to the Company calculated on the date of its Capital Contribution, (B) the fair market value of any other property contributed by that Member to the Company by way of a Capital Contribution, (C) allocations to that Member of Company income and gain (or items thereof) allocated pursuant to Section 5.03(a) or specially allocated pursuant to Section 5.03(c) or Section 5.03(d), including income and gain exempt from tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i), and (D) the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member, and

(ii)           Each Member’s Capital Account shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the fair market value of any other property distributed to that Member by the Company, (C) allocations to that Member of expenditures of the Company described (or treated as described) in Section 705(a)(2)(B) of the Code, (D) allocations to that Member of Company loss and deduction (or items thereof) allocated pursuant to Section 5.03(a) or specially allocated pursuant to Section 5.03(c), Section 5.03(d), or Section 5.03(e), including loss and deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding items described in subparagraph (C) of this paragraph (ii) and loss or deduction described in Treasury Regulation Section 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii), and (E) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(b)           To the extent not otherwise inconsistent with the provisions of this Section 4.06, the Members’ Capital Accounts shall be maintained and adjusted as required by the provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4) including adjustments required by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(c)           The Members’ Capital Accounts shall be increased or decreased to reflect a revaluation of the Company’s property on its books based on the fair market value of the Company’s property as of the following times: (i) the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for a new or additional Membership Interest, (ii) the distribution of more than a de minimis amount of money or other property by the Company to a Member as consideration for a Membership Interest, (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or a new Member acting in a Member capacity or in anticipation of being a Member, or (iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), provided that any adjustment described in subclauses (i), (ii) and (iii) shall be made only with notice to and the agreement of the Members.

(d)           Upon the Disposition of all or a portion of a Member’s Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

(e)           The foregoing provisions of this Article and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1 and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto.

4.07         Mandatory Replacement of Higher Perpetual Contributed Assets.

(a)           On the date hereof, Higher Power on behalf of Higher Perpetual shall transfer and assign to LP1 Sub, LP2 Sub, Big Pringle Sub and Palo Duro Sub, as the Higher Perpetual Contribution, the assets more particularly described in the Capital Contribution Agreement, free and clear of all Encumbrances except for Permitted Encumbrances. From time to time after the date hereof, and without any further consideration, Higher Power, Higher Perpetual and Perpetual shall execute, acknowledge and deliver all such additional deeds, assignments, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure the Company, the Subs and their successors and assigns all of the properties, rights, titles, interests, estates, remedies, powers and privileges required by this Agreement to be granted to the Company and the Subs or intended so to be, and (ii) more fully and effectively to carry out the purposes and intent of this Agreement and the Developer Agreement.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(b)           Commencing on the date hereof and for a period of one hundred twenty (120) days thereafter and so long thereafter as may be extended upon the mutual agreement of the Members, which agreement shall not be unreasonably delayed or denied (the “Screening Period”), the Company shall screen the BP Assets, the PD Assets, the Baker Assets and the Haynes Assets to determine by unanimous consent of the Management Committee the Expected MWs by the date that is 36 months after the Effective Date (the “Expected Start of Construction Date”). Higher Perpetual shall cause Perpetual and Higher Power promptly following any reasonable request therefor, to provide to the Company, the Subs and DeWind such financial information with respect to such Assets, their plans, business, affairs and condition as any of them may reasonably request. During the Screening Period and thereafter if required to be transferred to the Company or any Sub in accordance with this Section 4.07, Higher Perpetual, Higher Power and Perpetual shall not solicit any offers, market or enter into (or permit to exist) any agreement or Encumbrance affecting the Baker Assets and the Haynes Assets that might prohibit any portion of the Baker Assets and the Haynes Assets from being transferred to the Company or any Sub if and as required under this Section 4.07. In furtherance of the foregoing, during such period, none of Higher Perpetual, Higher Power or Perpetual, nor any of their Affiliates, shall enter into any agreement respecting the Baker Assets or the Haynes Assets (except as expressly provided for in this Agreement), written or oral, with any other Person relating to the development, construction or operation of Baker or Haynes that conflicts with the terms hereof or the transactions contemplated by the Transactions Documents.

(c)           If at the end of the Screening Period, the aggregate Expected MWs of the BP Assets and the PD Assets are less than 600 MW of installed capacity (the “Target MWs”), with the approval of the Members, which shall not be unreasonably delayed or denied, the Company may elect by written notice delivered no later than the first business day after the end of the Screening Period, to substitute the Baker Assets and/or the Haynes Assets for either or both of the BP Assets and the PD Assets, such that the Expected MWs of the assets owned and developed by the Company and the Subs equals or exceeds the Target MWs. Upon such election by the Company, Higher Power on behalf of Higher Perpetual shall transfer and assign the Baker Assets to the Baker Sub and/or the Haynes Assets to the Haynes Sub, as applicable, free and clear of all Encumbrances other than Permitted Encumbrances pursuant to an agreement substantially in the form of the Capital Contribution Agreement and related documents, including a release in the form of Paragraphs 1 and 2 of the Developer Agreement, with such changes as the Company, Higher Perpetual and Higher Power may reasonably request. Concurrently, the BP Sub shall transfer and assign the BP Assets, and the PD Sub shall transfer and assign the PD Assets, as applicable, to Higher Power on behalf of Higher Perpetual free and clear of all Encumbrances created by, through or under the Company or the Subs other than Permitted Encumbrances, pursuant to an agreement in form and substance reasonably acceptable to the Company, Higher Perpetual and Higher Power. Such transfers from Higher Power to the Company and the Subs shall be treated as a contribution by Higher Perpetual of the affected assets and such transfers by the Company and the Subs to Higher Power shall be treated as a distribution to Higher Perpetual of the affected assets, without any effect on the amounts of the Higher Perpetual Contributions. To the extent Higher Power fails to transfer such assets to the Company or Subs as required under this Section 4.07(c), the Higher Perpetual Capital Contribution shall be reduced by the amount of such damages, cost, loss or expense suffered by the Company and the Subs as a result of such failure, as determined by the Management Committee.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

4.08         Developer Fees.

Perpetual is primarily liable to Higher Power to pay Developer Fees under Paragraph 3(a) of the Developer Agreement and shall pay such Developer Fees as they become due and payable. In accordance with Paragraph 5(a) of the Developer Agreement, Higher Perpetual is obligated to pay such Developer Fees in the event that Perpetual fails to pay such Developer Fees, Higher Perpetual shall pay such amounts within 30 days of the due date therefor. In the event that none of Perpetual, Higher Perpetual or any other Person pays such amounts, the Company shall pay such amounts. In the event that the Company pays any portion of the Developer Fees for any Wind Farm (the “Affected Wind Farm”), Higher Perpetual shall repay to the Company such amounts, with interest accrued thereon at the rate of 15% per annum from the date of such payment to but excluding the date of such payment. Any such payments by Perpetual or Higher Perpetual shall not be treated as Capital Contributions. If Higher Perpetual fails to pay such amounts to the Company, without further action, the Sharing Ratio and Voting Ratio of Higher Perpetual expressed as a percentage shall be equal to the Sharing Ratio and Voting Ratio of Higher Perpetual immediately before such failure minus (i) an amount equal to the Expected Capacity of the Affected Wind Farm at such time, divided by (ii) an amount equal to the Aggregate Expected Capacity at such time (the “Reduction Amount”) and the Sharing Ratio and Voting Ratio of DeWind expressed as a percentage shall be equal to the Sharing Ratio and Voting Ratio of DeWind immediately before such failure plus the Reduction Amount. In addition, Higher Perpetual’s entitlement to any Accrued Preferred Return for any Capital Contributions for the Affected Wind Farm shall thereafter at all times be equal to $0. The Company and DeWind may exercise any of their rights and remedies under applicable law, including any set-off rights.

ARTICLE V
DISTRIBUTIONS AND ALLOCATIONS

5.01         Distributions. The Company shall not make any distributions to the Members before DeWind, Inc. receives payment of all obligations, both principal and accrued interest, payable to DeWind, Inc. under all Shareholder Loans. After DeWind, Inc. receives payment of all such obligations, both principal and accrued interest, payable to it under any Shareholder Loan, the Company shall distribute, within twenty (20) Business Days after the end of each calendar month in which Distributable Cash shall have arisen and be on hand, any Distributable Cash to the Members and its cash and other property from time to time as the Management Committee may determine, subject to this Agreement and applicable law, based on the following priority:

(a)           first, to the Members who have made loans to the Company pursuant to Section 4.05 in accordance with the total amount of outstanding principal owed such Members under such loans, until such Members have received payment of all obligations, both principal and accrued interest, due to them under such loans made to the Company pursuant to Section 4.05, and then

(b)           second, to DeWind up to the agreed value of its Turbine Contributions;

(c)           third, to DeWind up to the amount of its aggregate LP1 Contributions;

(d)           fourth, to the Members up to the agreed value of the DeWind Capital Contribution and the Higher Perpetual Capital Contribution (reduced by amounts distributed pursuant to Section 4.01(e)) on Exhibit A, as adjusted in accordance with the provisions of this Agreement, in proportion thereto;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(e)           fifth, to DeWind up to the amount of the Accrued Preferred Return on its LP1 Contributions;

(f)           sixth, to the Members up to the aggregate amount of all Other Capital Contributions in proportion thereto;

(g)          seventh, to each Member up to the aggregate amount of its Accrued Preferred Return (other than the Accrued Preferred Return on the LP1 Contributions) in accordance with its proportion of all such Accrued Preferred Returns; and then

(h)          eighth, to the Members in accordance with their respective Sharing Ratios.

5.02        Intentionally Deleted.

5.03        Allocations.

(a)           Allocations of Profits.  Except as otherwise provided in Section 5.03(c), Profits of the Company shall be allocated to the Members as follows:

(i)           First, to the Members in accordance with their respective Sharing Ratios to the extent of the excess of (A) the amount of Losses previously allocated to the Members pursuant to Section 5.03(b)(viii) over (B) the amount of Profits previously allocated to the Members pursuant to this Section 5.03(a)(i);

(ii)          Second, to DeWind to the extent of the excess of (A) the amount of Losses previously allocated to DeWind pursuant to Section 5.03(b)(vii) over (B) the amount of Profits previously allocated to DeWind pursuant to this Section 5.03(a)(ii);

(iii)         Third, to DeWind and Higher Perpetual in proportion to and to the extent of the excess of (A) the amount of Losses previously allocated to the Members pursuant to Section 5.03(b)(vi) over (B) the amount of Profits previously allocated to the Members pursuant to this Section 5.03(a)(iii);

(iv)         Fourth, to DeWind to the extent of the excess of (A) the amount of Losses previously allocated to DeWind pursuant to Section 5.03(b)(v) over (B) the amount of Profits previously allocated to DeWind pursuant to this Section 5.03(a)(iv);

(v)          Fifth, to the Members in proportion to and to the extent of the excess of (A) the amount of Losses previously allocated to the Members pursuant to Section 5.03(b)(iv) over (B) the amount of Profits previously allocated to the Members pursuant to this Section 5.03(a)(v);

(vi)         Sixth, to DeWind, to the extent of the excess of (A) the aggregate Accrued Preferred Return for DeWind in respect of its LP1 Contribution over (B) the amount of Profits previously allocated to DeWind pursuant to this Section 5.03(a)(vi);

(vii)        Seventh, to each Member, in proportion to and to the extent of amounts equal to the Accrued Preferred Return (other than the Accrued Preferred Return on the LP1 Contributions) of each Member, to the extent of the excess of (A) the aggregate of such Accrued Preferred Returns for the Members over (B) the amount of Profits previously allocated to the Members pursuant to this Section 5.03(a)(vii); and

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(viii)        Finally, to the Members in accordance with their respective Sharing Ratios.

(b)           Allocations of Losses.  Except as otherwise provided in Section 5.03(d), Losses of the Company shall be allocated to the Members as follows:

(i)           First, to the Members in proportion to and to the extent of the excess of (A) the amount of Profits previously allocated to the Members pursuant to Section 5.03(a)(viii), over (B) the amount of Losses previously allocated to the Members pursuant to this Section 5.03(b)(i);

(ii)          Second, to each Member, in proportion to and to the extent of the excess of (A) the amount of Profits previously allocated to the Members pursuant to Section 5.03(a)(vii), over (B) the amount of Losses previously allocated to the Members pursuant to this Section 5.03(b)(ii);

(iii)         Third, to DeWind, to the extent of the excess of (A) the amount of Profits previously allocated to DeWind pursuant to Section 5.03(a)(vi) over (B) the amount of Losses previously allocated to DeWind pursuant to this Section 5.03(b)(iii);

(iv)         Fourth, to each Member, in proportion to and to the extent of the excess of (A) the aggregate amount of Other Capital Contributions made by the Members over (B) the sum of (I) the amount of Distributable Cash previously distributed pursuant to Section 5.01(f) and (II) the amount of Losses previously allocated to the Members pursuant to this Section 5.03(b)(iv);

(v)          Fifth, to each Member in proportion to and to the extent of the excess of (A) the sum of (I) the value of the DeWind Contributed Assets as set forth on Exhibit A and (II) the value of the Higher Perpetual Contributed Assets as set forth on Exhibit A, over (B) the sum of (I) the amount of Distributable Cash previously distributed pursuant to Section 5.01(d), (II) the amount distributed pursuant to Section 4.01(e) and (III) the amount of Losses previously allocated to the Members pursuant to this Section 5.03(b)(v);

(vi)         Sixth, to DeWind to the extent of the excess of (A) the aggregate LP1 Contributions over (B) the sum of (I) the amount of Distributable Cash previously distributed pursuant to Section 5.01(c) and (II) the amount of Losses previously allocated to DeWind pursuant to this Section 5.03(b)(vi);

(vii)        Seventh, to DeWind to the extent of the excess of (A) the amount of any Turbine Contributions over (B) the sum of (I) the amount of Distributable Cash previously distributed pursuant to Section 5.01(b) and (II) the amount of Losses previously allocated to DeWind pursuant to this Section 5.03(b)(vii); and

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(viii)       Finally, to the Members in accordance with their respective Sharing Ratios.

(c)           Special Allocations.  The following special allocations shall be made in the following order:

(i)           Company Minimum Gain Chargeback.  Notwithstanding the other provisions of this Section 5.03, except as provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary subsequent periods) in the manner and in the amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2), 1.704-2(j)(2)(i) or any successor provisions.  This Section 5.03(c)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.  For purposes of this Section 5.03(c)(i), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.03.

(ii)          Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt.  Notwithstanding the other provisions of this Section 5.03, except Section 5.03(c) and as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt determined in accordance with Treasury Regulation Section 1.704-2(i)(5) at the beginning of a taxable period, any Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent taxable periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions.  For purposes of this Section 5.03(c)(ii), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.03 with respect to such taxable period (other than an allocation pursuant to Section 5.03(c)(i)).

(iii)         Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain (if any) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations, the deficit balance, if any, in such Member’s Adjusted Capital Account as quickly as possible, provided that an allocation pursuant to this Section 5.03(c)(iii) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 5.03 have been tentatively made as if this Section 5.03(c)(iii) were not in this Agreement.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(iv)         Gross Income Allocation.  In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable period, each such Member shall be specially allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.03(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account in excess of such amount after all other allocations provided for in this Article V have been made as if Section 5.03(c)(iii) and this Section 5.03(c)(iv) were not in this Agreement.

(v)          Nonrecourse Deductions.  Any Nonrecourse Deduction for any tax period shall be allocated to the Members in accordance with Section 5.03(a).

(vi)         Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any tax period shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).

(vii)        Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with Section 5.03(a), in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(d)          Curative Allocations.  The allocations set forth in Section 5.03(c)(i) through (c)(vii) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  Notwithstanding any other provisions of this Section 5.03, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, deduction and credit among the Members such that, to the extent possible, the net amount of allocations of such items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

(e)          Loss Limitations.  No allocation of items of loss or deduction pursuant to Section 5.03(a) shall be made to a Member if such allocation would cause or increase a deficit in the balance of a Member’s Adjusted Capital Account.  In the event some but not all of the Members would have a deficit in the balance of their Adjusted Capital Account as a consequence of an allocation of items of loss or deduction pursuant to Section 5.03(a), the limitation set forth in this Section 5.03(e) shall be applied on a Member by Member basis and items of loss or deduction not allocable to any Member as a result of such limitation shall be allocated to the other Members in the manner otherwise required pursuant to Section 5.03(a) to the extent such other Members have positive balances in their Capital Accounts so as to allocate the maximum permissible items of loss and deduction to each Member under Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(f)           Other Allocation Rules.

(i)           In the case of any Accrued Preferred Return for a Capital Contribution by Higher Perpetual that has become equal to $0 pursuant to the last sentence of Section 4.08, notwithstanding anything to the contrary in Sections 5.03(a) and 5.03(b), items of deduction shall be allocated to Higher Perpetual in an amount equal to such Accrued Preferred Return until the amount of deductions allocated pursuant to this Section 5.03(f)(i) equals the excess of (A) the amount of Profits previously allocated to Higher Perpetual pursuant to Section 5.03(a)(vii) with respect to such Accrued Preferred Return over (B) the amount of Distributable Cash previously distributed to Higher Perpetual pursuant to Section 5.01(g) with respect to such Accrued Preferred Return.

(ii)          For purposes of determining the income or losses, or any other items allocable to any period, income, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Management Committee using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(iii)         The Members are aware of the income tax consequences of the allocations made by this Section 5.03 and hereby agree to be bound by the provisions of this Section 5.03 in reporting their shares of Company income, gain, loss, deduction and credit for income tax purposes.

(iv)         Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), a Member’s interest in the Company profits is in accordance with its proportionate allocation under Section 5.03(a).

To the extent permitted by Treasury Regulation Section 1.704-2(h)(3), the Management Committee shall endeavor to treat distributions of Distributable Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit in the balance of a Member’s Adjusted Capital Account.

(g)          Income Tax Allocations; Code Section 704(c).  For income tax purposes, each item of income, gain, loss, and deduction shall be allocable in the same manner such items are allocated for book purposes pursuant to this Section 5.03; provided, however, that income, gain, loss and deductions with respect to property contributed to the Company by a Member or revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using the traditional allocation method permitted by Treasury Regulation Section 1.704-3(b).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

5.04       Calculation of Flip Point.

(a)           Monthly Calculation; Liquidation Calculation.

(i)           If a final determination that the Flip Point has occurred has not previously been made under this Section 5.04, then within ten (10) Business Days after the end of each calendar month, the Administrator shall determine in good faith whether a calculation as of the date of any distribution for such month is necessary in order for the Administrator to conclude whether the Flip Point has occurred during such month.  If the Administrator (1) determines that no calculation is necessary, or (2) determines after calculation in the manner described in this Section 5.04 that the Flip Point has not occurred during such month, then distributions of Distributable Cash shall be made in accordance with Section 5.01 and allocations of tax attributes of the Company shall be made in accordance with Section 5.03(a) and Section 5.03(b), as applicable.

(ii)           If the Administrator calculates, in the manner provided in this Section 5.04, that the Flip Point has occurred during a calendar month, then no less than ten (10) Business Days prior to making a distribution for such month, the Administrator shall provide such calculation to the Members and prepared in accordance with the calculation rules and conventions of this Section 5.04, specifying the Flip Point and the portion of the Distributable Cash which is to be distributed to each Member in accordance with Section 5.01 and the portion of the tax attributes of the Company which are to be allocated under Section 5.03(a) and Section 5.03(b), respectively.

(iii)           Prior to making any liquidating distribution pursuant to Section 9.02 of this Agreement, the Administrator shall make a calculation, in the manner described in this Section 5.04, as to whether the Flip Point will occur in connection with the liquidation of the Company.  No less than ten (10) Business Days prior to making such distribution, the Administrator shall provide such calculation to the Members and prepared in accordance with the calculation rules and conventions of this Section 5.04, specifying the Flip Point (or stating that the Administrator has concluded that it will not occur) and the portion of the liquidation proceeds which is to be distributed to each Member in accordance with Section 9.02, and the proportions in which the tax attributes of the Company for the taxable period in which the liquidation occurs are to be allocated in accordance with Section 5.03(a) and Section 5.03(b).  If the Administrator determines that the Flip Point has not so occurred pursuant to the two immediately preceding sentences, then distributions of liquidation proceeds shall be made in accordance with Section 9.02, and allocations of tax attributes of the Company shall be made in accordance with Section 5.03(a) and Section 5.03(b), as applicable.

(iv)           In the event that no objection to a calculation provided to the Members under Section 5.04(a)(ii) or Section 5.04(a)(iii) is received by the Administrator from any Member immediately prior to the applicable date of distribution, then the Flip Point shall be deemed to have occurred as specified in such calculation and the distribution of Distributable Cash or liquidation proceeds and the allocation of tax attributes for the applicable taxable period, shall be made in the manner specified by such calculation.  In the event that such an objection is received by the Administrator, then the determination of the Flip Point and the making of the distribution (and all subsequent distributions of Distributable Cash or liquidation proceeds) shall be suspended until the Flip Point and the allocation of distributions and allocations of tax attributor is finally determined under the dispute resolution procedures set forth in Section 5.04(c).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(b)           Calculation Rules and Conventions.  The Administrator shall employ the following calculation rules and conventions in determining the Flip Point:

(i)           Intentionally deleted.

(ii)           Continuity of Ownership.  The Administrator shall treat ownership of the Membership Interests as being continuous from the Effective Date to the distribution date as of which the calculation is being made without regard to any change in ownership of any Membership Interests during such period, except as required under this Agreement.

(iii)           Finality of Determination of Flip Point.  The Administrator’s determination that the Flip Point has occurred, subject to the rights of the Members to dispute such determination in advance under the procedures set forth in Section 5.04(c), shall become final on the date of distribution as of which such determination is made, in the absence of fraud or manifest mathematical error.  The occurrence of the Flip Point shall not be affected by any other distribution or other event or circumstance arising at any time after the date of distribution as of which the determination of the Flip Point is made.

(c)           Flip Point Dispute Resolution.  Notwithstanding any other provision in this Agreement, if any Member shall dispute any item or procedure or calculation of, or which affects, the Flip Point contained in any notice or report delivered to such Member, such Member shall notify the Administrator within seven (7) Business Days following receipt of the notice or report disputed, setting forth in reasonable detail such Member’s objections to such calculation, and the Parties shall attempt in good faith to resolve promptly any differences as to the calculation so disputed.  If the Parties are unable to resolve any such differences within seven (7) Business Days after the date of the disputing Member’s notice, then the actual calculation shall be finally referred to a partner of a firm of independent public accountants selected by the Management Committee and acting as an independent expert (the “Independent Expert”), designated by such firm upon the request of either the disputing Member or the Administrator.  The disputing Member and the Administrator shall submit the related computation and all other data necessary for the Independent Expert to make his determination, including any additional data requested by the Independent Expert.  The Independent Expert shall keep confidential all information submitted to him in connection with his resolution of the dispute(s) hereunder.  The Independent Expert shall be requested to render his determination as promptly as possible after he receives all necessary data.  The determination of the Independent Expert resolving a dispute pursuant to this Section 5.04(c) shall be final and binding upon the disputing parties, and such determination shall apply for all subsequent periods to any item or procedure substantially similar to that determined hereunder.  The Company shall pay the fees of the Independent Expert incurred for such determination.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

5.05       Varying Interests.  All items of income, gain, loss, deduction or credit shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made.  Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Membership Interest, the Members agree that their allocable shares of such items for the taxable year shall be determined by any method determined by the Management Committee to be permissible under Code Section 706 and the related Treasury Regulations to take account of the Members’ varying number of Membership Interests.

ARTICLE VI

MANAGEMENT

6.01       Management by Members.  Except as described below in Section 6.03, the management of the Company is fully vested in the Members, acting exclusively in their membership capacities.  When the Company has only one Member, that Member may exercise its management rights by written consent when necessary, and in the event of such action by written consent, reference in this Agreement to the Management Committee shall, for purposes of such action, be a reference to the sole Member acting by such written consent.  To facilitate the orderly and efficient management of the Company, except as otherwise expressly provided in this Agreement, the Members shall act (a) collectively as a “committee of the whole” pursuant to Section 6.02, and (b) through the delegation of certain responsibility and authority to any Member pursuant to Section 6.03.  Decisions or actions taken in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, Representative, officer and employee of the Company.

6.02       Management Committee.  The Members shall act collectively through meetings as a “committee of the whole,” which is hereby named the “Management Committee.”  The Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

(a)           Powers and Duties.  The Management Committee shall manage the business and affairs of the Company in accordance with the provisions of this Agreement.

(b)           Representatives.

(i)           Designation.  To facilitate the orderly and efficient conduct of Management Committee meetings, each Member shall notify the other Members, from time to time, of the identity of two of its officers, employees or agents who will represent it at such meetings (each a “Representative” and collectively “Representatives”).  The initial Representatives of each Member are set forth on Exhibit A.  No Representative shall be entitled to any salary or similar compensation from the Company for serving on the Management Committee.

(ii)           Authority.  Each Representative shall have the full authority to act on behalf of the Member that designated such Representative; the action of any one Representative at a meeting (or through a written consent) of the Management Committee shall bind the Member that designated such Representative; and the other Members shall be entitled to rely upon such action without further inquiry or investigation as to the actual authority (or lack thereof) of such Representative.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(iii)           DISCLAIMER OF DUTIES; INDEMNIFICATION. EACH REPRESENTATIVE SHALL REPRESENT, AND OWE DUTIES TO, ONLY THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE (THE NATURE AND EXTENT OF SUCH DUTIES BEING AN INTERNAL CORPORATE AFFAIR OF SUCH MEMBER), AND NOT TO THE COMPANY OR TO THE SUBS, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY OFFICER OR EMPLOYEE OF THE COMPANY OR THE SUBS.  THE PROVISIONS OF SECTION 6.05 SHALL ALSO INURE TO THE BENEFIT OF EACH MEMBER’S REPRESENTATIVES.  THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS EACH REPRESENTATIVE FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER OR THE SUBS), OTHER THAN THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE, THAT ARISE OUT OF, RELATE TO OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, SUCH REPRESENTATIVE’S SERVICE ON THE MANAGEMENT COMMITTEE, OTHER THAN SUCH CLAIMS ARISING OUT OF THE FRAUD OR WILLFUL MISCONDUCT OF SUCH REPRESENTATIVE.

(iv)           Attendance.  Each Member shall use all reasonable efforts to cause its Representatives to attend each meeting of the Management Committee, unless any of its Representatives are unable to do so because of an event beyond their reasonable control, in which event such Member shall use all reasonable efforts to cause such Representative to participate in the meeting by telephone pursuant to Section 6.02(b)(i).  Each Representative shall have the right to bring such advisors to any meeting of the Management Committee which he or she is attending as he or she deems appropriate.

(c)           Procedures.  The Management Committee shall maintain written minutes of each of its meetings and may adopt such rules and procedures relating to its activities as it may deem appropriate, provided that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement or the Act.  The Secretary or a delegate of the Secretary shall circulate draft written minutes of the applicable telephonic or physical meeting not later than ten (10) Business Days after each meeting to the Management Committee for comment.   If no comments are received within fifteen (15) Business Days of such circulation,  the minutes shall be deemed approved once signed by the Secretary.  If comments are received for such minutes within the aforementioned fifteen (15) Business Day period, the proposed minutes shall be reviewed for approval at the next meeting of the Management Committee and, once approved, signed by the Secretary.  The failure of such Person to circulate such draft minutes shall not invalidate any minutes of a meeting otherwise approved by the Management Committee in accordance with the terms of this Agreement.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(d)           Time and Place of Meetings.  The Management Committee shall meet quarterly, subject to more or less frequent meetings upon approval of the Management Committee.  Notice of, and an agenda for, all Management Committee meetings shall be provided to all Members at least ten (10) Business Days prior to the date of each meeting, together with any proposed minutes of the previous Management Committee meeting (if such minutes have not been previously ratified).  Special meetings of the Management Committee may be called at such times, and in such manner, as the Members deem necessary.  Any Member calling for any such special meeting shall notify all Members of the date and agenda for such meeting at least five (5) Business Days prior to the date of such meeting.  Such five (5) Business Day period may be shortened by the Management Committee.  The location of each meeting of the Management Committee shall be as agreed by the Management Committee.  Attendance of a Member at a meeting of the Management Committee shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(e)           Quorum.  The presence of one Representative designated by each Member necessary to constitute a majority or all, as the case may be, of the Membership Interests necessary to approval action taken at any meetings shall constitute a quorum for the transaction of business at such meeting of the Management Committee.

(f)           Voting.  Except as may be provided otherwise in this Agreement, the affirmative vote of Members holding Voting Ratios constituting a majority of all Voting Ratios shall constitute the act of the Management Committee.

(g)           Action by Written Consent.  Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice, and without a vote in person if a consent or consents in writing, setting forth the action so taken, is signed by Members that could have taken the action at a meeting of the Management Committee at which all Members entitled to vote on the action were represented and voted. Failure of a Member to sign such written consent within thirty (30) Days of receipt thereof shall constitute a vote against such action.

(h)           Meetings by Telephone.  Members may participate in and hold such meeting by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(i)           Subcommittees.  The Management Committee may create such subcommittees, delegate to such subcommittees such authority and responsibility, and rescind any such delegations, as it may deem appropriate.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

6.03       Management of Company Affairs.

(a)           The Management Committee may delegate to one or more Members such authority and duties as the Management Committee may deem advisable, including delegation to the Administrator in accordance with the Project Administration and Development Services Agreement, the Construction Manager in accordance with the Construction Management Agreement, and the Operator in accordance with the O&M Agreement; all as further subject to the terms of this Agreement.  While acting in such capacity, decisions or actions taken by any such Member, or its Representative, officers, directors, employees, shareholders, agents and representatives (including those of such Member’s Affiliates), on behalf of such Member in accordance with, and within the authority given to them under, the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company and each Member. Any delegation pursuant to this Section 6.03(a) may be revoked at any time by the Management Committee.  With respect to duties discharged hereunder by a Member, such Member may discharge such duties through the personnel of an Affiliate of such Member or third party. The Management Committee may also delegate to the Administrator such authority and duties with respect to the business and affairs of the Company as may be specified in this Agreement, the Project Administration and Development Services Agreement or any other such agreement approved by the Management Committee.

(b)           The Management Committee may not, except with the approval of the Members after

(i)           the Screening Period, change the order of development and construction or the nameplate rating in megawatts of the Wind Farms, which order and nameplate rating shall be ten (10) MW for the first Wind Farm which is to be constructed Little Pringle One, ten (10) MW for the second Wind Farm which is to be constructed Little Pringle Two, two hundred (200) MW for the third Wind Farm which is to be constructed Big Pringle, and four hundred (400) MW for the fourth Wind Farm which is to be constructed Palo Duro or Substitute; or

(ii)           amend in any material respect the terms of the Turbine Supply Agreements with DeWind, Inc.

(c)           Neither the Company nor any Member may do any of the following except with the approval of the Management Committee:

(i)           adopt or approve any new capital or operating budgets of the Company or the Subs, including any amendments to, or deviation from the total amount provided in, excluding any line item allocation, previously approved budgets including the Approved Budgets;

(ii)           enter into any banking arrangements, including opening new accounts and providing signatories for such accounts of the Company or the Subs;

(iii)           incur or assume any indebtedness for borrowed money by the Company or the Subs except for unsecured indebtedness in principal amount not in excess of one hundred thousand dollars ($100,000), other than in accordance with a Funding Plan;

(iv)           encumber any assets of the Company or the Subs or enter into any guaranty or cause the Subs to enter into any guaranty;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(v)           enter into, or approve, amend, or terminate any contract or other obligation of the Company or the Subs, including the assumption of any obligation, in excess of one hundred thousand dollars ($100,000);

(vi)           enter into, amend or waive any material rights of the Company or the Subs under any material agreement between the Company and any Member or any Affiliate of such Member, or between the Subs and any Member or any Affiliate of such Member including under the Transaction Documents or under any Turbine Supply Agreements or balance of plant construction agreement;

(vii)          engage or appoint certified public accountants, auditors, tax advisors, legal counsel, managing agents, investment bankers, or other such experts for the Company or the Subs;

(viii)        settle any claim of the Company or the Subs, including any claim against any Member or any Affiliate of the Member other than a claim of less than one hundred thousand dollars ($100,000) in the aggregate, or settle any claim, including any claim by or against any Member or any Affiliate of the Member against the Company or the Subs other than claims aggregating less than one hundred thousand dollars ($100,000) per annum;

(ix)           engage or permit the Subs to engage in any business other than as described in Section 2.04;

(x)           merge or consolidate with or into another limited liability company or other business entity, Dispose of any membership interest in the Subs, Dispose of the assets of the Company or the Subs in excess of one hundred thousand dollars ($100,000), convert the Company or the Subs into another type of entity or enter into an agreement to do any of the foregoing; provided that if the fees due to Higher Power under Paragraph 3(a) of the Developer Agreement with respect to such Sub or the related Wind Farm remain unpaid then the approval of each Member shall be required for a Disposition of all or substantially all of the assets of Big Pringle or Palo Duro or the Disposition of the Capital Stock of the Sub directly owning Big Pringle or Palo Duro (or Subs or assets substituted therefor pursuant to Section 4.07) unless the transferee in such Disposition assumes the obligation to pay such fees relating to such Wind Farm;

(xi)           sell, or enter into, or permit the Subs to sell or enter into, any Power Purchase Agreement or any Hedging Agreement, to sell or manage the risk of sale of, electricity to any Person;

(xii)          approve or amend any Approved Budget or any Funding Plan;

(xiii)         hire any employee of the Company or the Subs or cause the Company or the Subs to have, participate in, or make contributions to any employee benefit plan;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(xiv)         incur any liability or make or permit any expenditure or series of related expenditures in an amount exceeding the applicable Approved Budget or permit the Subs to do the same;

(xv)          construct or permit the Subs to construct any capital improvements, repairs, alterations or changes involving an amount in excess of the applicable Approved Budget;

(xvi)         commence any adversarial legal or administrative proceeding on behalf of the Company or the Subs;

(xvii)        enter into, modify, amend or terminate any material Transaction Document or permit the Subs to do the same;

(xviii)       issue any Capital Call other than pursuant to an Approved Budget;

(xix)         commence a voluntary case in Bankruptcy or the same with respect to the Subs;

(xx)           take any action that would result in termination, liquidation, dissolution or winding up of the Company or the Subs, or omit to take any actions to avoid such a result;

(xxi)         change any material accounting methods or tax elections;

(xxii)        create any subsidiary of the Company (other than the Subs) or purchase any equity rights or interests of any persons;

(xxiii)       waive or amend the terms of this Agreement (other than any waivers by a Member, in its sole and absolute discretion, of such Member’s rights under this Agreement);

(xxiv)       Intentionally Deleted;

(xxv)        take any action, or refrain from taking any necessary action, that would have the effect of preventing the Subs from obtaining status as an EWG or preventing the Subs from continuing to qualify as an EWG, as that term is defined in Sections 32(a)-(d) of the Public Utility Holding Company Act of 1935 and pursuant to the requirements of 18 C.F.R. § 366.7; or

(xxvi)       cause or permit the Subs to take any of the actions in subsections (i) through (xxv) above.

(d)           Subject to the other express provisions of this Agreement, all reasonable direct, out of pocket costs and expenses incurred by authorized Persons in the Company’s business and owed to third parties in accordance with this Agreement shall be paid from Company funds.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(e)           Except as otherwise expressly provided herein, no Member (other than a Member to whom such authority has been delegated hereunder or in accordance with this Agreement) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any liabilities or expenditures on behalf of the Company.

(f)           Any Person dealing with the Company, other than a Member, may rely on the authority of the Members and the officers of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance with them, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

6.04       Standards of Performance and Conflicts of Interest.

(a)           EXCEPT AS PROVIDED OTHERWISE IN THIS AGREEMENT, THE MEMBERS SHALL MANAGE THE BUSINESS AND AFFAIRS OF THE COMPANY AND OVERSEE THE DAY-TO-DAY MANAGEMENT OF THE COMPANY BY THE OFFICERS OF THE COMPANY IN GOOD FAITH AND IN ACCORDANCE WITH PRUDENT INDUSTRY STANDARDS TOWARD THE BEST INTERESTS OF THE COMPANY.  EACH MEMBER AND ITS AFFILIATES ARE LIABLE FOR ERRORS OR OMISSIONS IN PERFORMING THEIR DUTIES WITH RESPECT TO THE COMPANY (TO THE EXTENT THERE ARE ANY) ONLY IN THE CASE OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FRAUD OR MATERIAL BREACH OF THIS AGREEMENT, BUT NOT OTHERWISE, IT BEING SPECIFICALLY AGREED THAT NO SUCH PERSON IS LIABLE FOR ITS OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE.  TO THE FULLEST EXTENT PERMITTED BY LAW, NO MEMBER SHALL HAVE ANY FIDUCIARY DUTIES TO THE COMPANY OR THE OTHER MEMBERS.  IN NO EVENT SHALL ANY MEMBER, ITS AFFILIATES, AND ITS AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES AS WELL AS OFFICERS AND EMPLOYEES OF THE COMPANY BE LIABLE FOR ANY ACTION OR COURSE OF CONDUCT APPROVED OR CONSENTED TO BY THE MEMBERS OR ANY ACTION OR COURSE OF CONDUCT BASED ON A DETERMINATION BY THE MEMBERS, INCLUDING SPECIFICALLY MATTERS FOR WHICH A MEMBER WOULD BE LIABLE IN THE ABSENCE OF THIS SECTION 6.04, SUCH AS ITS OWN SIMPLE, PARTIAL OR CONCURRENT NEGLIGENCE, ABSENT A MATERIAL MISSTATEMENT OR OMISSION OR FRAUD IN OBTAINING THE APPROVAL; PROVIDED, THAT NOTWITHSTANDING THE EXISTENCE OF A MATERIAL MISSTATEMENT OR OMISSION, IN NO EVENT SHALL SUCH PERSON BE LIABLE FOR ANY SUCH ACTION OR COURSE OF CONDUCT IF SUCH PERSON AT THE TIME OF THE MEMBERS’ CONSENT, APPROVAL OR DETERMINATION, DID NOT KNOW OF, AND IN THE EXERCISE OF A STANDARD OF CARE NOT CONSTITUTING BAD FAITH, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD COULD NOT HAVE KNOWN OF, THE MATERIAL MISSTATEMENT OR OMISSION.  THE MEMBERS AND OFFICERS OF THE COMPANY SHALL DEVOTE TO THE MANAGEMENT OF THE COMPANY ONLY SUCH TIME AS MAY REASONABLY BE REQUIRED TO CAUSE THE AFFAIRS OF THE COMPANY TO BE CONDUCTED IN AN EFFICIENT AND BUSINESSLIKE MANNER.  IN NO EVENT SHALL THE PROVISIONS OF THIS SECTION 6.04 RELIEVE ANY MEMBER, ITS AFFILIATES, AND ITS AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES FROM LIABILITY PURSUANT TO THE PROVISIONS OF ANY CONTRACT OR TRANSACTION THAT MAY BE ENTERED INTO HEREAFTER BETWEEN THE COMPANY AND SUCH PERSON.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(b)           A Member and its Affiliates may own, engage in, and possess interests in, other businesses, activities, ventures, enterprises and investments of any and every type and description (collectively, “Activities”), independently or with others, including Activities in competition with the Company and its subsidiaries, with no duty or obligation (express, implied, fiduciary or otherwise) (i) to refrain from engaging in such Activities, (ii) to offer the right to participate in such Activities to the Company, its subsidiaries, any other Member or any Affiliate of another Member, or (iii) to account to, or to share the results or profits of such Activities with, the Company, its subsidiaries, any other Member or any Affiliate of another Member; and any doctrines of non-competition, “company opportunity” or similar doctrines are hereby expressly disclaimed.  Each Member hereby waives any and all rights and claims on the basis of such doctrines which it may otherwise have against any Member and its officers, directors, shareholders, partners, members, managers, agents, employees, and Affiliates as a result of any such Activities.

(c)           The Company may, and may permit any direct or indirect subsidiary of the Company or other Person in which the Company owns, directly or indirectly, an equity interest to, transact business with (including entering into or modifying any contractual arrangements with) any Member or Affiliate of a Member, provided, that the terms of any such transactions with a Member or one of its Affiliates, taken as a whole, are at fair market value.  Any transaction between the Company and a Member or its Affiliates that has been approved by the Management Committee after full disclosure and is at fair market value as established by third party documentation acceptable to the disinterested Members, shall be deemed to have satisfied the standard set forth in the previous sentence.  A Member or its Affiliate that transacts business with the Company owes no duty to the Company or the other Members to exercise or to refrain from exercising in any particular manner its rights or powers as a participant in that transaction, including those arising under any contract with the Company, and (subject to the proviso in the first sentence of this Section 6.04(c)) such Member or such Affiliate of a Member may realize profits from that transaction.

(d)           The Members acknowledge and agree that the Members, officers, employees and Affiliates do not guarantee the performance of the Company.  IN THE ABSENCE OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD BY A MEMBER IN PERFORMING ITS DUTIES HEREUNDER, NO MEMBER SHALL HAVE ANY LIABILITY FOR THE ACTS, OMISSIONS OR COURSES OF CONDUCT OF THE COMPANY OR ANY OTHER MEMBER.  Nothing herein shall prohibit a Member or the Company from asserting valid claims other than as provided in this Section 6.04.  In no event shall the provisions of this Section 6.04(d) relieve any Member, any of its officers, employees or Affiliates from liability pursuant to the provisions of any contract or transaction that may be entered into hereafter between the Company and such Member or any of its officers, employees or Affiliates.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(e)           This Section 6.04 constitutes a modification and disclaimer of duties and obligations (express, implied, fiduciary or otherwise) with respect to the matters described in this Section 6.04, pursuant to Section 18-1101 of the Act.  The Members agree that the provisions of this Section 6.04 are “express” and “conspicuous” for all purposes of applicable Law.

6.05       Indemnification.

(a)           To the fullest extent permitted by Law, the Company shall indemnify the officers, directors, employees, agents and Controlling Persons of the Company and of each Member and its respective Affiliates (each, an “Indemnified Person”), on request by the Indemnified Person, and hold each of them harmless from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) any of them may incur in performing their obligations hereunder, INCLUDING ANY MATTER ARISING OUT OF OR RESULTING FROM THE INDEMNIFIED PERSON’S OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE, except for any such loss, cost, liability, damage or expense primarily attributable to the Indemnified Person’s breach or reckless disregard of fiduciary duties, if any, gross negligence, willful misconduct, fraud or material breach of this Agreement.  If an Indemnified Person becomes involved in any action, proceeding or investigation with respect to which indemnity may be available under this Section 6.05, the Company may reimburse the Indemnified Person for its reasonable legal and other expenses (including the cost of investigation and preparation) as they are incurred, provided, that the Indemnified Person shall promptly repay to the Company the amount of any such expense paid if it is ultimately determined that the Indemnified Person was not entitled to indemnification hereunder.  Any amounts payable in respect of indemnification hereunder shall be recoverable only from the assets of the Company.

(b)           Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action with respect to which indemnity may be available under this Section 6.05, the Indemnified Person shall, if a claim in respect thereof is to be made against the Company under this Section 6.05, notify the Company in writing of the claim or the commencement of the action; provided, that the failure to notify the Company shall not relieve it from any liability which it may have to an Indemnified Person other than under this Section 6.05 except to the extent that the Company is prejudiced thereby.  If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Company thereof, the Company shall be entitled to participate therein, and, to the extent that it wishes and upon acknowledging in writing it shall indemnify the Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person.  After notice from the Company to the Indemnified Person of its election to assume the defense of such claim or action, the Company shall not be liable to the Indemnified Person under this Section 6.05 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, that all of the Indemnified Persons shall have the right to employ one counsel to represent them if, in the opinion of counsel to the Indemnified Persons, there are available to them defenses not available to the Company and in that event the fees and expenses of such separate counsel shall be paid by the Company.  In no event shall the Company be required to indemnify an Indemnified Person with respect to amounts paid in settlement of a claim unless such claim was settled with the consent of the Company.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

6.06       Officers; Day-to-Day Management.

(a)           Officers.  The officers of the Company shall be elected by the Management Committee and shall consist of a President, a Secretary and two (2) Vice Presidents. The Management Committee, in their discretion, may also elect a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Management Committee may from time to time designate, all of whom shall, except as otherwise provided herein, hold office until removed or their successors are elected and qualified. Any two or more offices may be held by the same person. No officer of the Company shall be entitled to any salary or similar compensation from the Company for serving as an officer of the Company, unless such officer enters into an employment relationship with the Company upon approval by the Management Committee.  The initial officers of the Company are designated on Exhibit E hereto.

(b)           Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Company, or otherwise, the same may be filled by the Management Committee (voting to elect the President and the Secretary in the manner expressly provided for herein), except for a vacancy in the Vice President which shall be filled by the Member responsible for electing such Vice President, and the officer so elected shall hold office until he is removed, he resigns or his successor is chosen and qualified.

(c)           Removal.  Subject to the provisions of this Section 6.06, any officer or agent elected or appointed by the Management Committee may be removed by the Management Committee whenever in their judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. An officer shall automatically cease to be an officer of the Company upon his ceasing to be an employee or officer of one of the Members or their Affiliates.

(d)           President.  The person holding the position of President as set forth on Exhibit E has been nominated by DeWind and shall hold such office for a term of two (2) years or until the Flip Point occurs, whichever is later, and thereafter the Management Committee shall appoint as President a person nominated by Higher Perpetual, to hold office for a term of two (2) years, and thereafter the position of President shall be held for two (2) year terms by nominees of the each of the Members in alternating succession.  The President shall, subject to the control of the Management Committee in general, supervise all of the business and affairs of the Company.  The President shall preside at all meetings of the Members and (if the President is a member of the Management Committee) of the Management Committee. The President shall be the chief executive officer of the Company. The President may sign, and (if required by the Management Committee) with the Secretary or any other proper officer of the Company thereunto authorized by the Management Committee, any deeds, mortgages, bonds, contracts or other instruments which the Management Committee has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Management Committee or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Management Committee from time to time.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(e)           Vice Presidents.  Each Member shall nominate one Vice President to perform the usual and customary duties that pertain to such office (but no unusual or extraordinary duties or powers conferred by the Management Committee upon the President) and, under the direction and subject to the control of the Management Committee, such other duties as may be assigned to a Vice President.

(f)           Secretary.  The Secretary shall be nominated by the Member which is, or whose Affiliate is, performing the duties of Administrator under the Project Administration and Development Services Agreement and elected by the Management Committee. To the extent not performed or assigned to the Administrator pursuant to such agreement, the Secretary shall have the following duties and responsibilities. The Secretary shall attend all meetings of the Management Committee and record correctly the proceedings had at such meetings, and actions of the Member, in a book suitable for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Management Committee and shall perform such other duties as may be prescribed by the Management Committee or President, under whose supervision he or she shall serve. The Secretary shall see that all books, reports, statements, certificates and other documents and records of the Company required by Law to be kept or filed are properly kept or filed, as the case may be. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Management Committee, such other duties as may be assigned to the Secretary. The duties of the Secretary may also be performed by any Assistant Secretary.

(g)           Treasurer. To the extent not performed by the Administrator under the Project Administration and Development Services Agreement, the Treasurer, if elected, shall have the following duties and responsibilities. The Treasurer shall keep such moneys of the Company as may be entrusted to his or her keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Company and shall make a detailed annual report of the entire business and financial condition of the Company. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Management Committee, such other duties as may be assigned to the Treasurer. The duties of the Treasurer may also be performed by any Assistant Treasurer.

(h)           Other Officers. Assistant Secretaries, if any, and Assistant Treasurers, if any, shall have the duties set forth in Section 6.06(f) and (g), respectively. Any officer whose duties are not set forth in Section 6.06 shall have such duties as the Management Committee or the President may prescribe.

(i)           Delegation of Authority.  In the case of any absence of any officer of the Company or for any other reason that the Management Committee may deem sufficient, the Management Committee may delegate some or all of the powers or duties of such officer to any other officer or to any Member, manager, employee or agent for whatever period of time seems desirable.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

6.07       Budgets.  Commencing with the fiscal year after the Approved Budget for any Wind Farm in which completion of the construction of such Wind Farm is anticipated to occur, the Management Committee shall prepare or cause to be prepared for each fiscal year of the Company an operating budget setting forth the anticipated revenues and expenses of the Sub owning such Wind Farm and the Company for such fiscal year, it being understood that the operating budget for the year in which the construction of such Wind Farm is completed may, in the Management Committee’s discretion, contain the budget for the remaining months of such year (the “Stub Year”) and the budget for the next succeeding calendar year (the “First Full Year”). The Management Committee shall prepare or cause to be prepared, and approve, an operating budget for each Wind Farm for the fiscal year immediately succeeding the First Full Year (each budget as approved, an “Approved Operating Budget”) for such Wind Farm.  If the Management Committee is unable to agree upon a proposed operating budget for any Wind Farm, the Approved Operating Budget from the immediately preceding year (or, if none, the last Approved Operating Budget actually approved by the Management Committee hereunder) increased in each line item (but not decreased) by a factor of one hundred percent (100%) of the percentage change in the GDPIPD (if any) during the immediately preceding calendar year shall serve as an Approved Operating Budget for such year, until a more current Approved Operating Budget is approved by the Management Committee in accordance herewith.

6.08       Members Right to Act in Certain Circumstances.  Notwithstanding anything contained herein to the contrary including Section 6.03, if the Management Committee fails to enforce any rights of the Company or the Subs under any material contract, lease or agreement with any Affiliate of a Member, including the Transaction Documents, the other Members, who shall have determined in their reasonable commercial discretion that the enforcement of such rights are in the best interest of the Company or Subs (without regard to the subject Member) shall cause the Company or the Subs to enforce such rights or may enforce such rights (including the right to terminate such contract, lease or agreement) on behalf of the Company or the Subs if the Company or the Subs fail to do so.

6.09       HSSE Standards.  All activities and work performed for or by the Company or for or by the Subs shall, at a minimum, comply with all Health, Safety, Security, and Environmental (“HSSE”) policies, standards, and requirements pursuant to an HSSE site plan as mutually agreed upon by the Members.

6.10       Construction Management.  The Company shall cause the Subs to enter into the Construction Management Agreement with the Construction Manager providing for construction management services for the construction of the Wind Farms.

6.11       Operations and Maintenance Agreement.  The Company will cause the Subs to enter into the O&M Agreement for the providing of operations management services for the Wind Farms. The Operator shall report to the Management Committee.

6.12       Project Administration and Development Services Agreement.  The Company shall cause the Subs to enter into the Project Administration and Development Services Agreement with the Administrator for the provision of administrative services to the Company and the Wind Farms.

6.13       Employees.  Unless otherwise determined by the Management Committee, the Company shall have no employees. Officers shall not be deemed to be employees of the Company by virtue of holding their positions as officers.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

ARTICLE VII

TAXES

7.01       Tax Returns.  The Company shall prepare or cause to be prepared and timely file all tax returns required to be filed by the Company and any of its subsidiaries pursuant to the Code and all other tax returns, including but not limited to any sales, use, property, or excise tax returns, deemed necessary and required in each jurisdiction in which the Company or any of its subsidiaries does business.  To facilitate the timely filing of tax returns, the Members shall cause the audit of the Company and any subsidiary for the preceding fiscal year to be completed no later than ninety (90) days after the end of such fiscal year and all draft tax returns for the Company and any subsidiary to be completed no later than one hundred twenty (120) days after the end of such fiscal year.  The Company shall bear the costs of the preparation and filing of its returns.

7.02       Tax Elections.  The Company shall make and maintain the following elections for tax purposes:

(a)           to adopt the calendar year as the Company’s taxable year, unless otherwise required under the Code;

(b)           to adopt the accrual method of accounting and to keep a set of the Company’s books and records on such method for income tax purposes;

(c)           if a transfer of Membership Interest as described in Code Section 743 occurs, on request by notice from the transferring Member, to elect, at such Member’s cost, pursuant to Code Section 754, to adjust the basis of the Company’s properties;

(d)           to elect to amortize the organizational expenses of the Company pursuant to Section 709(b) of the Code and to amortize the start-up expenditures of the Company pursuant to Section 195 of the Code ratably over the shortest time period permitted by such sections;

(e)           to adopt a permissible method of depreciation that allows for the most accelerated method of depreciating assets;

(f)           to elect under Section 6231(a)(1)(B)(ii) to apply the provisions of Subchapter C of Chapter 63 (as contained in Subtitle A of the Code) with respect to the Company and thereby be subject to the provisions of Sections 6221 through 6234 of the Code; and

(g)           any other election the Members may deem appropriate and in the best interests of the Company and the Members; provided that the Company is not permitted to elect to be classified as an association taxable as a corporation for any tax purpose.  The Members shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, (i) as may reasonably be required for the Company, in its capacity as a limited liability company, to qualify for and receive “partnership” treatment for federal, state, local and foreign income tax purposes and (ii) to realize this intention including, but not limited to, such actions as prescribed by Treasury Regulations Section 301.7701-3(c).

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

7.03       Tax Matters Member.  Until otherwise determined by the Management Committee, DeWind shall be the “tax matters partner” of the Company pursuant to Code Section 6231(a)(7) (the “Tax Matters Member”).  The Tax Matters Member shall comply with the responsibilities outlined in Sections 6221 through 6233 of the Code (including any Treasury Regulations promulgated thereunder).

(a)           The Tax Matters Member shall keep each other Members informed as to the status of any audit or administrative or judicial proceeding relating to the Company, including, without limitation, any dispute with the Internal Revenue Service or any state, local or foreign tax authority, and shall promptly deliver to each other Member copies of any written communications or notices received by the Tax Matters Member in connection with any such audit, dispute, or administrative or judicial proceeding.

(b)           The Tax Matters Member shall not submit any written communications to the Internal Revenue Service or other taxing authority or to any administrative body or governmental or judicial authority on behalf of the Company or the Subs without first providing such communications to the Members for review and comment.  The Tax Matters Member shall give advance notice to the Members of any hearings or proceedings relating to the Company and shall permit the Members to participate in any such hearings or proceedings.  Except as otherwise required by law, the Tax Matters Member shall obtain the written consent of the Members prior to entering into any settlement, making any filings (other than tax returns) with or entering into any agreements with the Internal Revenue service or any state, local or foreign tax authority on behalf of the Company or the Subs, or making any filings with any court on behalf of the Company or the Subs.  Any third party fees or other expenses reasonably incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)           The Tax Matters Member is authorized to amend this Agreement, without the consent of any other Member, to comply with any safe harbor finalized by the U.S. Department of the Treasury or the Internal Revenue Service relating to the tax treatment of a transfer of an interest in the Company for services.  For example, this Section 7.03(c) shall apply to any safe harbor finalized by Internal Revenue Service notice or Treasury Regulations as successor to the proposed safe harbor described in Internal Revenue Service Notice 2005-43.  In the event any such safe harbor is finalized and elected by the Company, all Members agree to comply with all the requirements of such safe harbor and any such amendments to this Agreement that the Tax Matters Member effects pursuant to this Section 7.03(c).

ARTICLE VIII

BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

8.01       Maintenance of Books.

(a)           The Company shall keep or cause to be kept at the principal office of the Company or at such other location the Company deems appropriate complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of its Members, and any other books and records that are required to be maintained by applicable Law.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(b)           The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with GAAP, and (iii) audited by the auditor selected by the Management Committee, or if the Management Committee cannot select an auditor in time for such auditor to commence and perform an annual audit of the financial statements and accounting records of the Company, the Administrator shall select a nationally known accounting firm to perform such audit.

8.02       Reports.  The Administrator shall prepare or cause to be prepared and deliver or cause to be delivered to each Member such annual, quarterly and monthly reports, including annual audited financial statements as are specified in the O&M Agreement.

8.03       Bank Accounts.  Funds shall be deposited in the Company’s accounts maintained in such banks or other depositories as shall be designated from time to time by the Company.  All withdrawals from any such depository shall be made only as authorized by the Company.

ARTICLE IX

DISSOLUTION, WINDING-UP AND TERMINATION

9.01       Dissolution.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(a)           the unanimous vote of the Members;

(b)           an event that makes it unlawful for the business of the Company to be carried on;

(c)           entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

(d)           by a Contributing Member as provided for in Section 4.03(d).

9.02       Winding-Up and Termination.

(a)           On the occurrence of a Dissolution Event, the Management Committee, or such Member or other Person as the Management Committee shall designate (the “Liquidator”) shall proceed diligently to wind up the affairs of the Company (and any Sub if such Sub is owned by the Company at the time) and make final distributions as provided herein and in the Act.  The costs of winding up shall be borne as a Company expense.  Until final distribution, the Liquidator shall continue to operate the Company’s assets with the same power and authority they had prior to the Dissolution Event.  The steps to be accomplished by the Liquidator are as follows:

(i)           as promptly as possible after dissolution and again after final winding up, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last Day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(ii)           the Liquidator shall discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and payment in full of all guarantees and loans described in Section 4.05) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the Liquidator may reasonably determine); and

(iii)           all remaining assets of the Company shall be distributed to the Members as follows:

(A)           the Liquidator may sell any or all the Company’s assets, including to Members; and

(B)           the Company’s assets (including cash) shall be distributed in accordance with Section 5.01.

(b)           The distribution of cash or other assets to a Member in accordance with the provisions of this Section 9.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s assets and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

9.03       Certificate of Cancellation.  On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the existence of the Company.  Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.

ARTICLE X

BUY-SELL PROVISIONS

10.01     Buy-Sell on Deadlock

(a)           If (i) (A) there has been put to a vote of the Management Committee at two consecutive meetings any of the following matters:

(I)           the incurrence or assumption of any indebtedness by the Company or any Sub except for unsecured indebtedness of the Company in principal amount not in excess of $5,000,000,

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(II)           the adoption or approval of any change order to the turbine supply agreement or balance of plant construction agreement for the Wind Farm,

(III)           the expenditure of more than $2,000,000 in any year for the purpose of repairs of equipment of the Company or any Sub,

(IV)           the making of capital expenditures in excess of $2,000,000 in any year, or

(V)           the sale, or entry into an agreement to make a sale, of electricity to any Person, or any Hedging Arrangement related to electricity commodity risk, or

(B)           there has been put to a vote of the Members for two weeks any valuation to be agreed by the Members in connection with this Agreement or a Disposition described in the proviso to Section 6.03(c)(x) requiring approval of all Members (each of clauses (A)(I) through (A)(V) and (B), a “Vital Matter”),

(ii)           the Vital Matter has not been approved by the Management Committee or all of the Members, as the case may be, and

(iii)           a Member notifies the other Members in writing declaring that a deadlock exists as to such Vital Matter (a “Deadlock”),

then the Members will use all reasonable efforts to reach a satisfactory solution by referring the Deadlock to senior management of each of the Members or their parent entities in accordance with Clause 10.01(b).

(b)           In the event that a Deadlock has been declared, senior management of the Members or their parent entities will meet as soon as possible, on no less than seven (7) days’ written notice, unless specifically agreed otherwise.  Such senior management shall examine any submissions by the Members, and shall, if the Deadlock cannot be resolved immediately, agree to convene for further negotiations aimed at resolving the Deadlock.

(c)           Should such senior management be unable to resolve the Deadlock within twenty-one (21) days, then either Member may within a period of time not to exceed sixty (60) days following the end of such twenty-one (21) day period, offer (such offer, the “Buy/Sell Offer” and such offering Member, the “Offeror”) to the other Member (such party, the “Offeree”) either (x) to purchase all of the Membership Interests held by the Offeree or (y) to sell all of the Offeror’s Membership Interests to the Offeree.

(d)           The Buy/Sell Offer shall set forth any and all material terms and conditions of the offer to buy or sell in a form of a definitive Purchase and Sale Agreement (“Buyout PSA”), including the cash price per Membership Interest for the Membership Interests that will be bought and sold.  Further, the Buyout PSA for the purchase and sale transaction contemplated by the Buy/Sell Offer shall include the requirement that the parties thereto consummate the transaction within sixty (60) days (or such longer period of time as shall be necessary to obtain any required approval of a Governmental Authority) after the Offeree’s acceptance of the Buy/Sell Offer (or its reverse (as set forth in (e) below) or the Offeree’s deemed acceptance of the Buy/Sell Offer as set forth in (e) below.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

(e)           The Buy/Sell Offer shall be irrevocable for a period of sixty (60) days after the date the Offeree receives the Buy/Sell Offer.  Before the expiry of the sixty-day period, as provided in the foregoing sentence, the Offeree shall provide the Offeror written notice whereby (i) the Offeree accepts the Buy/Sell Offer and all terms and conditions of the Buyout PSA, or (ii) the Offeree reverses the Buy/Sell Offer on exactly the same terms and conditions as set forth in the Buyout PSA and accepts all of the terms and conditions of such Buyout PSA. If the Offeree fails to so respond in writing before such expiry of the ninety-day period, the Offeree shall be deemed to have accepted the Buy/Sell Offer and the terms of the Buyout PSA as proposed to it by the Offeror.

(f)           Upon the acceptance, or deemed acceptance of the Buy/Sell Offer, the Member which shall have accepted or been deemed to have accepted such Buy/Sell offer shall purchase, and the other Member shall sell, the Membership Interests for the purchase price set forth in the Buyout PSA within sixty (60) days (or such longer period of time as shall be necessary to obtain any required approval of a Governmental Authority) following the acceptance of such Buy/Sell Offer.

10.02     Dispute Resolution of Buy-Sell on Deadlock.  Any dispute regarding the provisions of this Article X may, notwithstanding any other provision in this Agreement, be resolved in any court of competent jurisdiction in Harris County, Texas, and either Party is entitled to seek any remedies, at law or in equity (including specific performance) in connection with any such dispute.

ARTICLE XI

GENERAL PROVISIONS

11.01     Member Marks.  The Company agrees that it shall not use or permit others to use in any manner or medium (i) with respect to DeWind the following: any service marks, trade names, trade dress or other indicia of origin of DeWind or any other Affiliate of DeWind, without the prior express written consent of DeWind; and (ii) with respect to Higher Perpetual, the following: any service marks, trade names, trade dress or other indicia of origin of Higher Perpetual or any other Affiliate of Higher Perpetual, without the prior express written consent of Higher Perpetual.

11.02     Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission.  A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted to a Member after 5:00 pm the recipient’s time shall be deemed effective on the next Business Day.  All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A, or such other address as that Member may specify by notice to the other Members.  Any notice, request or consent to the Company must be given to all of the Members.  Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

11.03     Entire Agreement; Superseding Effect.  This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby and supersedes all provisions and concepts contained in all prior contracts or agreements between the Members with respect to the Company and the transactions contemplated hereby, whether oral or written.

11.04     Effect of Waiver or Consent.  Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company.  Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

11.05     Amendment or Restatement.  This Agreement or the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by all of the Members.

11.06     Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

11.07     Governing Law; Severability.  This Agreement is governed by and shall be construed in accordance with the Law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction.  In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control.  If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.  If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

11.08     Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

11.09     Waiver of Certain Rights.  Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the assets of the Company.

11.10     Limitation of Liability.  THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED FOR IN THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR A PARTY HEREUNDER AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.  IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, A PARTY’S LIABILITY SHALL BE LIMITED TO ACTUAL DAMAGES ONLY, SUCH ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.  NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, WHETHER BY STATUTE, IN TORT OR CONTRACT OR OTHERWISE.  THE LIMITATIONS IN THIS SECTION IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES SHALL BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY AND STRICT LIABILITY.  TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

11.11     Dispute Resolution Procedures.  The Members agree that except as provided in Section 5.04(c) and Section 10.02, all Disputes among them shall be resolved in accordance with the Dispute Resolution Procedures set forth in Exhibit D hereto.

11.12     Counterparts.  This Agreement may be executed in any number of identical counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

11.13     Third Party Rights.  The provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable Law, should not be construed as conferring any benefit upon any other Person.

[Rest of page left blank intentionally]

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Signature Page
to
Limited Liability Company Agreement
of DEWIND SWI WIND FARMS, LLC

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

DeWind: DEWIND ENERGY DEVELOPMENT COMPANY, LLC

By:	/s/

Name:

Title:

Perpetual: HIGHER PERPETUAL ENERGY, LLC

By:	/s/

Name:

Title:

Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

EXHIBIT A
to
Limited Liability Company Agreement
of DeWind SWI Wind Farms, LLC Dated as of October 6, 2008

MEMBERS

Name, Address, Capital Contribution

DeWind:

1.	Name and address:

DeWind Energy Development Company, LLC
2026 McGaw Avenue
Irvine, CA  92614
Attention: Michael McIntosh
Tel: +1-949-428-8500
Fax: +1-949-660-1533

With Copies To:

DeWind, Inc.
44 Cook Street #600
Denver, CO 80206
Attention: President
Tel: +1-303-270-0141
Fax: +1-303-270-0143

2.
Agreed Value of Capital Contribution for DeWind Contributed Assets:  $2,054,122, consisting of the DeWind Contributed Assets.  As set forth in the Capital Contribution Agreement, $870,000 of cash contributed as of the Effective Date to the Company, and $1,184,122 of cash and assets to be contributed thereafter.

3.	Initial Representatives: Michael McIntosh and Robert C. Rugh

Exhibit A to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

Higher Perpetual:

1.	Name and address:

Higher Perpetual Energy, LLC
222 West Las Colinas Blvd
Millenium Centre
Suite 1650
Irving, TX 75039
Attention: Mark Patkunas
Tel: +1-972-444-2575 or +1-214-636-5613
Fax: +1-972-444-2579

With Copies To:

Perpetual Energy Limited
Booths Park 1
Booths Hall
Chelford Road
Knutsford
Cheshire  WA16 8GS
Attention: David Tatton
Tel: +44-1565-757829
Fax: +44-1565-757852

2.
Agreed Value of Capital Contribution:  $2,584,500, consisting of the Higher Perpetual Contributed Assets, as set forth in Exhibit A to the Capital Contribution Agreement plus the undertakings under this Agreement and Paragraph 4 of the Developer Agreement (“Higher Perpetual Contributed Assets”).

3.	Initial Representatives: Mark Patkunas and David Tatton

MAXIMUM CASH CALLS

1.	For Little Pringle One:
DeWind: 100% of $23,000,000
Higher Perpetual: $0

2.	For Little Pringle Two:
The aggregate amount of Capital Calls shall be as determined by the Management Committee, with contributions to be made by each Member in accordance with its Contribution Percentage.

Exhibit A to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

3.	For Big Pringle:
The aggregate amount of Capital Calls shall be as determined by the Management Committee, with contributions to be made by each Member in accordance with its Contribution Percentage.

4.	For Palo Duro:
The aggregate amount of Capital Calls shall be as determined by the Management Committee, with contributions to be made by each Member in accordance with its Contribution Percentage.

Exhibit A to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

EXHIBIT B
to
Limited Liability Company Agreement
of DeWind SWI Wind Farms, LLC Dated as of October 6, 2008

(Intentionally deleted.)

Exhibit B to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

EXHIBIT C
to
Limited Liability Company Agreement
of DeWind SWI Wind Farms, LLC Dated as of October 6, 2008

FORM OF CERTIFICATE

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  ACCORDINGLY, SUCH MEMBERSHIP INTEREST MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER, OR OTHER DISPOSITION OF SUCH MEMBERSHIP INTEREST.

THIS CERTIFICATE EVIDENCES A MEMBERSHIP INTEREST IN DEWIND SWI WIND FARMS, LLC (THE “COMPANY”) AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE. TRANSFER OR ENCUMBRANCE OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

No. [1]	DEWIND SWI WIND FARMS, LLC a Limited Liability Company under the laws of the State of Delaware Membership Interest Certificate

This certifies that ______________________ is the owner of the Membership Interest in DEWIND SWI WIND FARMS, LLC (the “Company”) shown above, which Membership Interest is subject to the terms of the Limited Liability Company Agreement of DeWind SWI Wind Farms, LLC, dated as of October 6, 2008, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Membership Interest Certificate may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Membership Interest Certificate to be signed by its duly authorized Member or officer this __ day of _______, _____.

DEWIND SWI WIND FARMS, LLC

By:
Name:
Title:

Exhibit C to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

INSTRUMENT OF TRANSFER OFMEMBERSHIP INTEREST INDEWIND SWI WIND FARMS, LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ________________________________________________________
(print or type name of assignee)

the Membership Interest evidenced by and within the Membership Interest Certificate herewith, and does hereby irrevocably constitute and appoint ___________________ as attorney to transfer said interest on the books of DEWIND SWI WIND FARMS, LLC, with full power of substitution in the premises.

Dated as of:  _______________

By:
Name:
Title:

EXHIBIT D
to
Limited Liability Company Agreement
of DeWind SWI Wind Farms, LLC Dated as of October 6, 2008

DISPUTE RESOLUTION PROCEDURES

1.0	Applicability

Unless stated otherwise herein, all Disputes shall be resolved in accordance with the dispute resolution procedures set forth in this Exhibit D. Notwithstanding the foregoing, (a) the Parties may at any time seek injunctive or equitable relief from a court of competent jurisdiction, and (b) nothing herein shall prevent a Party from defending or pursuing any claim in a court or other proceeding against a third party that has been initiated by such third party.

2.0	Negotiations By Senior Management

2.1           In the event of a Dispute between the Parties, the Parties will use all reasonable efforts to reach a satisfactory solution by referring the Dispute to senior management of each of the Parties.

2.2           Senior management of the Parties will meet as soon as possible, on no less than seven (7) Days’ written notice, unless specifically agreed otherwise and shall negotiate in good faith.  Senior management of the Parties shall examine any submissions by the Parties, and shall, if the Dispute cannot be resolved immediately, agree to convene for further negotiations aimed at resolving the Dispute.

2.3           Should senior management of the Parties be unable to resolve the Dispute within thirty (30) Days after commencement of negotiation by such senior management, then the Parties shall be entitled to pursue any and all available remedies at law, equity or contract in accordance with Section 3 of this Exhibit D below.

3.0	Jurisdiction; Consent to Service of Process; Waiver of Jury Trial

3.1           Any Dispute, which cannot be amicably resolved by the Parties hereto as provided above, shall be exclusively resolved in the Texas Courts in accordance with this Section 3 of this Exhibit D.

3.2           Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas State court or federal court of the United States of America sitting in Houston, and any appellate court from any thereof (collectively, the “Texas Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Texas Courts.  Each of the Parties further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such Party at the address specified for such Party in Section 11.02 of this Agreement.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Exhibit D to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

3.3           Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Texas Court.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

3.4           EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT IT IS RELYING ON THE WAIVER CONTAINED HEREIN AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.4.

Exhibit D to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

EXHIBIT E
to
Limited Liability Company Agreement
of DeWind SWI Wind Farms, LLC Dated as of October 6, 2008

OFFICERS

President	Michael McIntosh

Secretary	Robert C. Rugh

Exhibit E to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

EXHIBIT F
to
Limited Liability Company Agreement
of DeWind SWI Wind Farms, LLC Dated as of October 6, 2008

DEFAULT NOTICE

[DeWind SWI Wind Farms, LLC Letterhead]

[Date]

VIA FEDERAL EXPRESS

[Contributing Member]
________________________
________________________

[Non-Contributing Member]
________________________
________________________

Re:  DeWind SWI Wind Farms, LLC  Capital Contribution Default Notice

Dear Sir or Madame:

This letter is notice pursuant to Section 4.03(c) of the under the Limited Liability Company Agreement of DeWind SWI Wind Farms, LLC (the “Company”), dated January __, 2008 (the “Agreement”) that [Non-Contributing Member] (the “Non-Contributing Member”) is in default of its obligations the Agreement to contribute capital to the Company.

The Administrator issued a Capital Call to the Non-Contributing Member on [date] in the amount of $________.  The Company has provided all relevant notices to the Non-Contributing Member and the Non-Contributing Member has not cured its failure within thirty (30) days after the date on which the Capital Contribution was to be made.

The Contributing Member has the option (without any obligation) to exercise the remedies available under Section 4.03 of the Agreement, including the right to dilute the ownership interest of the Non-Contributing Member, receive priority with respect to certain distributions and voting rights and acquire the ownership interest of the Non-Contributing Member, in accordance with, and subject to the terms of the Agreement.

Sincerely,

DeWind SWI Wind Farms, LLC

By:
Name:
Title:

Exhibit F to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC

EXHIBIT G
to
Limited Liability Company Agreement
of DeWind SWI Wind Farms, LLC Dated as of October 6, 2008

TURBINE SUPPLY AGREEMENT

(See attached.)

Exhibit G to
Limited Liability Company Agreement of
DeWind SWI Wind Farms, LLC